Exhibit 10.5

THE GRAMERCY, BUILDING 2

LAS VEGAS, NEVADA

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between NEW RUSSELL ONE LLC, a Delaware limited liability company (“Landlord”), and HMS BUSINESS SERVICES, INC., a New York corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Execution Date:		February 27, 2014

2.	Premises (Article 1):

	2.1	Building:	Building 2 in the Project (as hereinafter defined), located at 9275 West Russell Road, Las Vegas, Nevada 89148.

	2.2	Premises:

Approximately 63,922 rentable (61,880 usable) square feet of space located on the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building, as further set forth in Exhibit A to this Lease. It is understood that the foregoing square footages are estimates based on Tenant’s current conceptual drawings which have not yet been approved by Landlord, and the rentable and usable square footages of the Premises are subject to change. Upon approval of the Plans, Landlord will provide Tenant with a new estimate of the rentable and usable square footages of the Premises. The final rentable and usable square footages will be determined pursuant to Section 1.1.2.

3.	Lease Term (Article 2):

	3.1	Length of Term:	Ten (10) years and one (1) month.

[BUILDING ADDRESS]

[Tenant Name]

3.2	Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises and (ii) the date upon which the Premises are Ready for Occupancy. The term “Ready for Occupancy” shall mean that the Tenant Improvements are substantially completed in accordance with the Approved Plans, and a temporary or permanent certificate of occupancy (or local equivalent) has been issued for the Premises. The Lease Commencement Date is subject to adjustment on a day-for-day basis for delays in completion of the Tenant Improvements caused by Tenant Delays (as defined in Exhibit B), extra lead time required for above-Building Standard items, and change orders made after Landlord’s approval of the Plans. The estimated Lease Commencement Date is July 18, 2014. Tenant acknowledges that the foregoing is only an estimate based on the information available to Landlord as of the Execution Date.  Landlord makes no representation or warranty as to what the actual Lease Commencement Date will be. The Base Building Improvements will be substantially completed and delivered to Tenant simultaneously with the Tenant Improvements.

Provided this Lease is executed and delivered by Tenant on or before February 28, 2014, if the Lease Commencement Date does not occur on or before June 1, 2014 (the “Outside Date”), except to the extent due to governmental delays, Force Majeure and/or Tenant Delays, then, as Tenant’s sole remedy therefor except as otherwise expressly set forth herein, Tenant shall be entitled to a credit against the Base Rent first coming due under this Lease after the Abatement Period equal to the total amount actually paid by Tenant to its current lessor during the period from the Outside Date through the Lease Commencement Date (the “Delay Period”) as a holdover premium (i.e., the premium rental paid in excess of the prior rent), with the credit for the last month of such premium being prorated if the Lease Commencement Date falls on other than the first of a month; provided, however, in no event shall the amount credited on account of such premium rental exceed $25,000 per month during the Delay Period. As a condition to its receipt of such credit, Tenant shall furnish Landlord, promptly following the Lease Commencement Date, with a true, complete and correct copy of the holdover provision from its current lease, as amended prior to the Execution Date, and reasonable evidence of the holdover premium it paid during the Delay Period. The Outside Date is not subject to extension due to delays by Landlord in delivering the Base Building Improvements as specified in Exhibit B.

	3.3	Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the 121st monthly anniversary of the Lease Commencement Date; or, if the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the 121st monthly anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent per Rentable Square Foot (approx.)

Year 1*	$1,457,421.60	$121,451.80	$22.8000	$1.9000

Year 2	$1,490,213.59	$124,184.47	$23.3130	$1.9428

Year 3	$1,523,740.68	$126,978.39	$23.8375	$1.9865

Year 4	$1,558,028.44	$129,835.70	$24.3739	$2.0312

Year 5	$1,593,083.26	$132,756.94	$24.9223	$2.0769

Year 6	$1,628,930.72	$135,744.23	$25.4831	$2.1236

Year 7	$1,665,577.20	$138,798.10	$26.0564	$2.1714

Year 8	$1,703,054.67	$141,921.22	$26.6427	$2.2202

Year 9	$1,741,375.91	$145,114.66	$27.2422	$2.2702

Year 10**	$1,780,553.70	$148,379.48	$27.8551	$2.3213

*

Subject to the terms of Section 3.2 of this Lease. Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses shall be abated for the first 13 months of the initial Lease Term.  The “Years” referred to in the foregoing rent schedule are consecutive 12-month periods commencing on the Lease Commencement Date.

**	including the 121st month of the Lease Term

NOTE: The monthly/annual amounts in the above referenced table may vary. Upon re-measurement of the Premises, the annual and monthly amounts shall be revised, as set forth in Section 1.1.2.

5.	Base Year (Article 4):	Calendar year 2015.

6.	Tenant’s Share (Article 4):	Approximately 68.83%.

7.	Permitted Use (Article 5):

General office use consistent with a first-class office building, with shipping/receiving in 1st floor suite. Tenant shall use its exterior door in the 1st floor suite for all shipping/receiving activities and same shall not be conducted through the Building lobby (except for internal distributions).

8.	Security Deposit (Article 21):	None.

9.	Intentionally Omitted:
Prior to lease Commencement:
10.	Address of Tenant (Section 29.18):
HMS Business Services, Inc. 7501 Trinity Peak, Suite 210 Las Vegas, Nevada 89128 Attention: Legal Department

After Lease Commencement:

HMS Business Services, Inc. 9275 West Russell Road Las Vegas, Nevada 89148 Attention: Legal Department 4th Floor

With a copy to:

HMS Business Services, Inc. 5615 High Point Drive Irving, Texas 75038 Attention: Will Martin

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Mr. Darren Lemmon, Tennant’s Broker CBRE, Inc. 3993 Howard Hughes Pkwy., Suite 700 Las Vegas, NV 89169

Mr. Bradley Peterson, Landlord’s Broker CBRE, Inc. 3993 Howard Hughes Pkwy., Suite 700 Las Vegas, NV 89169

13.	Guarantor (Article 22):	HMS HOLDINGS CORP., a New York corporation.

14.	Tenant Improvement Allowance (Exhibit B):	$65.00 per usable square foot of the Premises.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                               Premises, Building, Project and Common Areas.

1.1.1                     The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the approximate number of rentable square feet as set forth in Exhibit A; provided, however, it is understood that Exhibit A is based on Tenant’s current conceptual drawings which have not yet been approved by Landlord, and the rentable (and usable) square footage of the Premises are subject to change. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall, from and after the Lease Commencement Date, conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except for (i) correction of punch list items pursuant to Exhibit B, (ii) Landlord’s express obligations regarding latent defects during the Latent Defect Period, and (iii) Landlord’s continuing repair obligations, as set forth elsewhere in this Lease. Landlord shall repair latent defects (which include non-compliance with applicable laws, governmental rules, orders, licenses, zoning and building codes in effect as of the Lease Commencement Date, and non-compliance with any commercially reasonable requirements of insurance carriers, rating bureaus or underwriters providing coverage on the Premises as of the Lease Commencement Date) in the Base Building Improvements provided Tenant notifies Landlord of such defects in writing within two (2) years following the Lease Commencement Date (the “Latent Defect Period”) except to the extent such latent defects were caused by, contributed to or made worse by any failure by Tenant to maintain and repair the Premises as required by this Lease, Tenant’s Work or any Alterations made by Tenant, or any other act or omission by Tenant, its agents, contractors or employees. Repairs or changes necessitated by normal wear and tear, casualty, condemnation, changes in applicable law, governmental requirements and/or insurance requirements after the Lease Commencement Date, acts of third parties or events of Force Majeure shall not be deemed “latent defects” for purposes of the foregoing. Except when and where Tenant’s right of access is specifically excluded as the result of: (i) an emergency, (ii) a requirement by law or the Rules and Regulations (as defined in Section 5.2), or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress to and egress from the Premises, the Building, and the Project walkways, driveways and parking areas twenty-four (24) hours per day, seven (7) days per week, fifty two (52) weeks per year during the Lease Term, subject to and in compliance with any reasonable access control system established by Landlord for the Building and/or Project. The Premises shall include a designated and marked loading zone area (the “Tenant Loading Zone”), as shown approximately on Exhibit G, with direct and immediate access to a loading door into the Premises for the exclusive use of Tenant.  Landlord shall have no right to relocate Tenant’s Premises, including the Tenant Loading Zone, without prior written consent of Tenant, such consent to be given or withheld by Tenant in its sole discretion. Tenant agrees that the portion of the Premises located on the second (2nd) floor of the Building (the “Second Floor”) may be delivered without a fire-rated exit corridor (“Second Floor Exit Corridor”) in place. If at any time Landlord leases any space on the Second Floor to a third party, and provided Tenant fails to lease the applicable space pursuant to the Right of First Refusal or Right of First Offer (as such terms are hereinafter defined), as the case may be, then Landlord, shall, prior to occupancy of such space by the new tenant, construct the Second Floor Exit Corridor, in which event Tenant shall promptly construct such Alterations in and to the Premises as may be needed for the Premises to accommodate the Second Floor Exit Corridor (including, without limitation, adding entry and exit doors and reconfiguring the layout of the Premises if required), at its sole cost and expense (which may be funded out of the then remaining balance of the Tenant Improvement Allowance, if any, subject to the terms, conditions and limitations set forth in Exhibit B). Tenant acknowledges that construction of the Second Floor Exit Corridor will occur during normal business hours and is likely to involve noise, vibrations, dirt, dust, smoke, debris, odors, and other conditions that may interfere with or disrupt Tenant’s business in the Premises, and that such work may also result in temporary interference with access to the Premises, disruption or reduction of utilities, and other conditions that may interfere with or disrupt Tenant’s business in the Premises or may otherwise inconvenience or damage Tenant. Landlord shall have no responsibility for any loss of, or damage or injury to, Tenant’s business in the Premises related to construction of the Second Floor Exit Corridor, and Tenant hereby waives any cause of action, claim, cross-claim, counterclaim, third party claim or any other claim, whether in equity or law, and whether in tort or in contract, and all other rights and remedies, whether or not expressly set forth in this Lease (including, but not limited to, any right to abate rents, vacate or abandon the Premises and/or cancel or terminate this Lease), based on, arising out of, or connected with, either directly or indirectly, any term, provision, matter, fact, event or occurrence related to Landlord’s construction of the Second Floor Exit Corridor, nor shall the same be deemed a constructive or actual eviction of Tenant or a breach of Landlord’s covenant of quiet enjoyment, provided Landlord uses commercially reasonable efforts to minimize interference with Tenant’s operations in the Premises. Upon construction of the Second Floor Exit Corridor (or, if applicable, upon Tenant’s leasing the balance of the Second Floor pursuant to the Right of First Refusal, Right of First Offer or Tenant’s rights under Section 1.4), the Rentable Area of the portion of the Premises located on the Second Floor shall be recalculated accordingly using the procedures set forth in Section 1.1.2.

1.1.2                     The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The term “Property,” as used in this Lease, shall mean (i) the Building, the Building Common Areas, and the Shared Exterior Common Areas, (ii) the parcel of land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, the adjacent office building known as Building 3 in the Project (“Building 3”) and the Shared Exterior Common Areas are located, as identified on Exhibit “A-1” (the “Land”) and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto. A site plan for the Property in its current configuration is attached hereto as Exhibit A-1 and made a part hereof. The Property is part of a larger mixed-use project commonly known as “The Gramercy” and shown generally on Exhibit A-2 attached hereto and made a part hereof (the “Project”). Tenant understands that Landlord may not own or control the balance of the Project at all times during the Lease Term, accordingly, the term “Property” shall be deemed to exclude all land and improvements of the Project outside of the area shown on Exhibit A-1, whether or not owned by Landlord or any affiliate of Landlord, except as otherwise set forth in Section 1.1.3. Notwithstanding anything to the contrary set forth in this Lease, as to such portions of the Project which are not owned by Landlord or an affiliate of Landlord, Landlord’s obligations under this Lease shall be limited to exercising its rights under the Operating Agreement and any other relevant Title Matters and using commercially reasonable efforts to enforce the provisions of the Operating Agreement and such Title Matters in a manner consistent with the requirements of this Lease. Landlord, may, at any time at its election, cause the Rentable Area of the Premises and/or Building to be determined and certified to Landlord and Tenant by Landlord’s architect, space planner or engineer, and such certified Rentable Area shall be binding on Landlord and Tenant; provided, however, not later than ten (10) business days after receipt of such determination and certification, Tenant may elect to cause the Rentable Area of the Premises to be determined and certified to Landlord and Tenant by a qualified and licensed architect or engineer selected by Tenant. If Landlord reasonably disputes Tenant’s determination of the Rentable Area, then such determination and certification shall thereafter be made by a mutually acceptable independent architect or engineer who has not been previously employed by Landlord or Tenant (in which event each party shall bear fifty percent (50%) of the cost of such independent architect’s or engineer’s determination and certification), and such certified Rentable Area shall be binding on Landlord and Tenant. In the event the final certified Rentable Area of the Premises shall differ from that set forth in Section 2.2 of the Summary, then Base Rent, Tenant’s Share, and all other rent, charges, percentages and dollar amounts under this Lease which are based on the square footage of the Premises shall be adjusted to reflect such actual, certified Rentable Area. “Rentable Area” shall be defined and calculated according to the ANSI/BOMA Z65.1-1996 Standard Method of Measurement for office buildings, applied in a commercially reasonable and consistent manner.

1.1.3                     Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations and, as applicable, the Parking Rules and

Regulations (as defined in Article 28) and the provisions of the Operating Agreement (as defined below), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas”, the “Shared Exterior Common Areas” and the “Building Common Areas.”  The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project located outside of the Land designated as such by Landlord from time to time.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord from time to time.  The term “Shared Exterior Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located on the Land outside of the Building and Building 3 designated as such by Landlord from time to time, including but not limited to all shared exterior improvements on the Land at the patio level and the shared subterranean parking area on the Land. The manner in which the Common Areas are maintained and operated shall be determined by Landlord (using its good faith business judgment), subject to the provisions of this Lease and of the Operating Agreement, and the use thereof shall be subject to the Rules and Regulations, and, as applicable, the Parking Rules and Regulations and the provisions of the Operating Agreement.  Landlord, subject to the Operating Agreement, shall have the right from time to time and without prior notice to, consent of, or compensation or liability to Tenant (except as may otherwise be expressly set forth to the contrary herein), to (a) add, eliminate, or make changes in the shape, size, location, character, number or extent of all improvements, buildings, accommodations, loading areas (other than the Tenant Loading Zone), and other temporary or permanent improvements to any portion of the Property or Project, (b) determine in Landlord’s good faith business judgment the nature and extent of the Common Areas, and add, eliminate, or make changes at any time in the size, shape, location, character, number and extent of the Common Areas, including changes to the parking layout and the construction of parking decks or structures or additional surface parking lots, (c) add, eliminate, or make changes in the land comprising the Project, the parcelization thereof or the boundary lines of the parcels therein (subject to the restrictions on changing the boundaries of the Land as hereinafter set forth), and (d) change the name, street address and/or suite or space number of the Premises, the Building, the Property, the Project or any other building within the Property or Project. In addition, Landlord shall have the right, from time to time, as determined by Landlord (using its good faith business judgment), to operate the Building and Building Common Areas separately from the balance of the Project, or to combine the operation of the Building with one or more of the other buildings in the Project owned by Landlord or its affiliate (including, but not limited to, Building 3) and their respective Common Areas, as a single integrated project, in which event the Building and all such other buildings and Common Areas shall be deemed the “Property” hereunder until Landlord shall otherwise elect. Tenant, its officers, employees, invitees and customers shall have the right, in common with Landlord, the other tenants and occupants of the Building, and all others legally entitled thereto, to use the Project Common Areas as the same may be changed from time to time as provided in this Section 1.1.3, subject to the provisions of this Lease and of the Operating Agreement. Landlord, subject to the provisions of this Lease and of the Operating Agreement, shall have the right from time to time in its sole discretion and without prior notice to, consent of, or compensation or liability to Tenant (except as may otherwise be expressly set forth to the contrary in this Lease), to (i) develop the Project in phases (and to develop some, but not all, of such phases), (ii) determine and/or change from time to time the nature, extent and/or character of the Project or any portion or phase thereof or any Common Areas therein (including, without limitation, determining the nature, extent, location and character of any uses to be included in the Project, it being understood that Landlord makes no representation or warranty as to whether any particular uses will be located at the Project or whether such uses will be in the locations shown on Exhibit A-2); (ii) convert Common Areas into leasable areas and vice versa (including, without limitation, installation or removal of pedestrian areas, malls, kiosks, lanais, planters, pools or sculptures) and construct temporary or permanent buildings, structures or improvements in the Project Common Areas and/or Shared Exterior Common Areas, (iii) parcelize (or re-parcelize) the Project (subject to the restrictions on changing the boundaries of the Land as hereinafter set forth) and sell or ground lease any such parcels and/or the buildings and improvements thereon, (iv) construct (or permit to be constructed) other buildings and improvements in the Project, enlarge or reduce the area of the Project, make alterations therein or additions thereto, modify the layouts thereof, and build adjoining thereto and construct decks or elevated parking facilities therein. (v) utilize any portion of the Project Common Areas and/or Shared Exterior Common Areas for events, promotions, exhibits, displays, automobile or other product shows, performances, farmers’ markets, art fairs, outdoor films, community events, the leasing of kiosks and food facilities, landscaping, decorative items, or any other use which in the sole judgment of Landlord and/or the Association is an appropriate amenity for the Project or benefits the tenants and occupants of the Project and/or the community at large, and retain all net revenue therefrom as its or their sole property; provided the same do not materially adversely impact Tenant’s parking rights or access to the Building under this Lease during Building Hours and, if conducted at or on the Property, do not materially, adversely interfere with Tenant’s business in the Premises during Building Hours; or (vi) close or limit access to any or all of such streets and/or such other portions of the Common Areas as may be designated by Landlord and/or such other owners from time to time in order to accommodate special events, promotional activities and such other uses as they may determine to be appropriate for the Project in their sole business judgment, provided the same do not materially adversely impact Tenant’s parking rights or access to the Building under this Lease during Building Hours and, if conducted at or on the Property, do not materially, adversely interfere with Tenant’s business in the Premises during Building Hours. The use of any special facilities in or amenities of the Property other than parking (such as conference room or athletic facilities, if any) shall be subject to payment of fees or charges as established by Landlord from time to time and the net costs of operating such facilities and amenities shall be includible in Operating Expenses. Landlord shall have the right to close the Common Area as necessary to prevent the accrual of prescriptive rights and to temporarily close all or any portion of the Common Areas for repairs or alterations, in the event of fire, riot or other dangerous condition, or (provided the same does not materially adversely impact Tenant’s parking rights or access to the Building under this Lease during Building Hours and, if conducted at or on the Property, does not materially, adversely interfere with Tenant’s business in the Premises during Building Hours) for a private or community-wide event or any other reasonable purpose. Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge, as of the date upon which the Lease shall be executed, there will be no hazardous or toxic materials in, under or about the Premises, and no hazardous or toxic materials in, under or about any other portion of the Building, Property or Project which would cause the Premises to be in violation of any governmental law or regulation or would otherwise have a material, adverse affect on Tenant’s ability to operate in the Premises for the Permitted Use. As used herein, “Landlord’s actual knowledge” shall mean the actual, present knowledge of the general manager of the Project. Notwithstanding the foregoing, Landlord shall not modify the boundaries of the Land from that shown on Exhibit A-1 without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord shall have the right, without such consent, to (i) make de minimis changes and adjustments to the boundaries of the Land from time to time, and (ii) cause the Building and the Building’s portion of the Land and the Shared Exterior Common Areas to be in a new, separately assessed parcel as set forth in Section 4.2.5.1, provided the same is done in a commercially reasonable and equitable manner.

1.1.4                     Title Matters.  Tenant shall accept the Premises and Property subject to all easements, rights, restrictions, agreements and encumbrances of record affecting the Property (collectively, “Title Matters”). So long as Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall have the quiet enjoyment of the Premises without disturbance or hindrance on the part of Landlord, subject to (i) all of the provisions of this Lease, (ii) any mortgage to which this Lease is or shall become subordinate, and (iii) all Title Matters. Landlord represents and warrants that, to its best knowledge as of the Execution Date, nothing contained in the Title Matters would have a material, adverse effect on Tenant’s right to use and occupy the Premises for general office and administrative purposes or Tenant’s right to use the Common Areas as set forth in this Lease, subject to all conditions, requirements and restrictions set forth in this Lease, including the Rules and Regulations and Parking Rules and Regulations, and further subject to Tenant’s obtaining appropriate permits, business and health department licenses and other typical governmental approvals, permits and authorizations applicable to such use.  Following the Execution Date, Landlord, subject to the Operating Agreement, may from time to time without prior notice to, consent of, or compensation or liability to Tenant (except as expressly set forth to the contrary in this Lease): (a) grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitude or other matters affecting the Building, Property or Project; or (b) change the company or companies providing any utility service to the Premises, Building or Common Areas, whether or not separately metered (in which event Tenant shall cooperate with the new service provider and provide its representatives with reasonable access to the utility lines, feeders, risers, wiring, equipment and machinery within the Premises); provided, however, Landlord may not make any such changes which would have a material, adverse affect on Tenant’s ability to operate in the Premises for the Permitted Use. The Title Matters shall include, without limitation, any recorded declaration of conditions, covenants and restrictions, reciprocal easement agreement, cross-easement agreement, operating agreement, or other recorded instrument, however captioned, now or hereafter granted and/or imposed against the Property by Landlord, including, without limitation, any such agreement regarding the construction, operation, management, use, repair and/or maintenance of the Project, any amendments or modifications thereof, and any rules and regulations promulgated thereunder (individually and collectively, the “Operating Agreement”). The Operating Agreement may provide for the formation of a non-profit owner’s association or similar entity (“Association”) which will perform operation, management and maintenance services for the Project. Landlord shall furnish Tenant with a copy of the Operating Agreement promptly following the execution and recordation thereof. Notwithstanding anything to the contrary set forth in this Lease, (a) the Operating Expenses for the Base Year shall include any allocations of costs or expenses to the Building made under the Operating Agreement during the Base Year, including, without limitation, the Building’s Share of Common Project Expenses, as defined in Section 4.2.4 (and if the Operating Agreement is not in effect as of the commencement of the Base Year, then the Operating Expenses for the Base Year shall be adjusted, upon the effective date of the Operating Agreement, to reflect such allocations that would have been made to the Building under the Operating Agreement had the Operating Agreement been in effect for the entire Base Year); (b) Landlord will not agree to any terms in the Operating Agreement that would materially, adversely affect Tenant’s use and occupancy of the Premises as permitted in this Lease; and (c) the Operating Agreement shall require the Project to be maintained and operated at all times during the Lease Term to a standard consistent with a Class A mixed-use project located in Summerlin/West Las Vegas. In addition, if the Operating Agreement is not in effect as of the Execution Date, Tenant’s rights under this Lease with respect to the Project Common Areas shall be set forth in a memorandum of lease, in substantially the form attached hereto as Exhibit J, which shall be recorded against the Project promptly following the execution and delivery of this Lease at Tenant’s expense.

1.2                               Right of First Offer.  Landlord hereby grants to the Tenant named in the Summary and/or its “Affiliates” (as that term is defined in Section 14.8, below (the “Original Tenant”) a right of first offer (the “Right of First Offer”) with respect to any space in the Building (except for the plaza facing retail space on the first (1st) floor of the Building) (the “First Offer Space”). Notwithstanding the foregoing, the Right of First Offer is subordinate to all rights of existing tenants of the Project whose leases are in effect as of the Execution Date (collectively, the “Superior Right Holders”), including any first refusal or expansion rights with respect to any First Offer Space.  Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.2. If Landlord tenders a notice for any Right of First Refusal Space (as defined in Section 1.3) to Tenant under Section 1.3, Tenant does not timely exercise the Right of First Refusal (as defined in Section 1.3) with respect thereto, Landlord leases such Right of First Refusal Space to a third party, and the third party lease expires or is terminated in accordance with its terms and the applicable tenant vacates such Right of First Refusal Space, then such Right of First Refusal Space shall become First Offer Space under this Section 1.2, and must thereafter be offered to Tenant in accordance with this Section 1.2. To the extent any First Offer Space is vacant and available for lease as of the Execution Date, Tenant acknowledges that Tenant does not currently need such space, and as such, Landlord is free to market and lease such space to a third party with no obligations to Tenant, except Tenant’s Right of First Refusal under Section 1.3 and, if applicable, Tenant’s right to lease under Section 1.4.

1.2.1                     Procedure for Offer.  Subject to the last two sentences of Section 1.2, Landlord shall notify Tenant (the “First Offer Notice”) from time to time on or about the time the First Offer Space or any portion thereof becomes available for lease to third parties (but in any event prior to entering into a new lease with a third party for such space), provided that no Superior Right Holder exercises its prior right to lease such space. Landlord shall in the First Offer Notice offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s good-faith determination of the “First Offer Rent,” as that term is defined in Section 1.2.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (including the applicable tenant improvement allowance, if any, and the number of parking spaces allocable to the First Offer Space, including the number of parking spaces, if any, in the underground parking area below Buildings 2 and 3 in the Project).

1.2.2                     Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within thirty (30) days of delivery of the First Offer Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the thirty (30) day period, then for the remainder of the Lease Term Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, and Landlord shall have no obligation to provide further First Offer Notices to Tenant as to such space.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise the Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. In the event the First Offer Commencement Date (as defined in Section 1.2.5) occurs after the first (1st) year of the Lease Term and Tenant disputes, in good faith, the First Offer Rent stated

in the First Offer Notice, then Tenant shall state its opinion of the First Offer Rent in its notice, and the same shall be determined by the parties in accordance with the procedure set forth in clauses (i) through (v) of Section 2.2.2; provided, however, the parties shall endeavor to complete such process and determine the First Offer Rent not later than fifteen (15) days after Tenant’s notice is given.

1.2.3                     First Offer Space Rent.  The “Rent,” as that term is defined in Section 4.1 below, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Fair Market Rental,” as that term is defined in Section 2.2.2 below; provided that in the event the First Offer Commencement Date occurs during the first (1st) year of the Lease Term, Tenant shall pay the same Base Rent rate as applies to the initial Premises during the initial Lease Term, with the same Tenant Improvement Allowance (pro-rated based on the usable square footage of the First Offer Space), with the abatement of Base Rent prorated accordingly based on the date the First Offer Space is delivered to Tenant.

1.2.4                     Construction In First Offer Space.  Tenant shall take the First Offer Space in its “as is” condition, subject, if the First Offer Commencement Date occurs after the first (1st) year of the Lease Term, to the payment of such tenant improvement allowance, if any, as may then be prevailing in the local market, which allowance shall be determined by the parties in connection with the determination of the Fair Market Rental, and the construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.2.5                     Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter (or, if the First Offer Rent is disputed by Tenant under Section 1.2.2, then within fifteen (15) days after same is determined) execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.2.  As used herein, the “First Offer Commencement Date” shall mean (a) if the First Offer Space is delivered Ready for Occupancy, the date of delivery of the First Offer Space to Tenant; or (b) otherwise, the date which is three (3) months after the date of delivery of the First Offer Space to Tenant.  Tenant shall commence payment of Rent for the First Offer Space upon the First Offer Commencement Date, and the term of the First Offer Space shall commence upon the First Offer Commencement Date and terminate on the date set forth in the First Offer Notice; provided that as long as there are not less than thirty-six (36) months remaining in the initial Lease Term, Tenant’s lease of the First Offer Space shall be coterminous with Tenant’s lease of the Premises.

1.2.6                     Termination of Right of First Offer.  The rights contained in this Section 1.2 shall be personal to the Original Tenant, its Affiliates and Permitted Transferees (as defined in Section 14.8), and may only be exercised by the Original Tenant, its Affiliate and/or a Permitted Transferee (and not any third-party assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliate and/or a Permitted Transferee occupies the majority of the Premises.  The Right of First Offer shall terminate as to particular First Offer Space upon the failure by Tenant to timely exercise the Right of First Offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease the First Offer Space, as provided in this Section 1.2, if, as of the date of the attempted exercise of the Right of First Offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period, or has been in monetary default or material non-monetary default (which non-monetary default is not then the subject of a bona fide dispute between the parties) beyond any applicable notice and cure period more than two (2) times during the Lease Term. Nothing herein shall prohibit Landlord from showing or marketing the First Offer Space to third parties prior to the time Tenant receives the First Offer Notice or while Landlord awaits Tenant’s response or during the determination of First Offer Rent as described above, and Landlord shall not be deemed in default under this Section 1.2 unless and until Landlord enters into a fully-executed lease with a third party for the applicable First Offer Space prior to providing Tenant with the required First Offer Notice and complying with the other procedures set forth above in this Section 1.2.

1.3                               Right of First Refusal.  Tenant shall have the ongoing, continuing right (the “Right of First Refusal”) to lease any space located in the Building (except for the plaza-facing retail space on the first (1st) floor of the Building) unless the space was offered to Tenant under the Right of First Offer set forth in Section 1.2 above, Tenant failed to exercise its Right of First Offer in accordance with the terms and conditions of said Section 1.2, and Landlord thereafter leased same to a third party tenant within nine (9) months after Tenant’s failure to exercise the Right of First Offer. Landlord shall provide Tenant with a complete copy of any offer to lease space in the Building to which Tenant’s Right of First Refusal applies (“Right of First Refusal Space”) received from any third party, which Landlord is willing to accept. Such offer shall state the number of parking spaces allocable to the Right of First Refusal Space, including the number of parking spaces, if any, in the underground parking area below Buildings 2 and 3 in the Project. Tenant shall have seven (7) days within which to elect, by furnishing irrevocable written notice of such election to Landlord, to lease the Right of First Refusal Space at terms and conditions no different from those contained in such offer. In the event that Tenant elects not to lease any Right of First Refusal space, Landlord, may lease such space to a third party on the same terms and conditions at least as advantageous to Landlord as those contained in the offer provided to Tenant.  If Landlord desires to lease the Right of First Refusal Space on terms and/or conditions more advantageous to the tenant than those contained in the offer, Landlord shall first offer the Right of First Refusal Space on such different terms and/or conditions to Tenant and Tenant shall then have seven (7) days within which to elect to lease such Right of First Refusal space. The lease term for any space leased by Tenant under the exercise of its Right of First Refusal shall be coterminous with the Lease Term (including renewals). Any rental abatement, Tenant Improvement Allowance or other applicable terms and conditions shall be adjusted on a straight-line, pro-rata basis to allow for differences in the length of the term.  The rights contained in this Section 1.3 shall be personal to the Original Tenant, its Affiliates and Permitted Transferees, and may only be exercised by the Original Tenant, its Affiliate and/or a Permitted Transferee (and not any third-party assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliate and/or Permitted Transferee occupies the majority of the Premises. Tenant shall not have the rights contained in this Section 1.3 if, as of the date of the attempted exercise of the Right of First Refusal by Tenant, or as of the scheduled date of delivery of the Right of First Refusal Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period, or has been in monetary default or material non-monetary default (which non-monetary default is not then the subject of a bona fide dispute between the parties) beyond any applicable notice and cure period more than two (2) times during the Lease Term.

1.4                               Right to Lease. Tenant may, at any time during the first twelve (12) months of the Lease Term, elect, by furnishing irrevocable written notice of such election to Landlord, to lease additional space in the Building (except for the plaza-facing retail space on the first (1st) floor of the Building and any space in the Building which is then leased or which is then the subject of a letter of intent or active lease negotiations either as of the Execution Date or after Tenant has failed to timely exercise its Right of First Refusal with respect to such space) under the same terms and conditions set forth in this Lease (including the same Base Rent rate) as they apply to the initial Premises, with the abatement of Base Rent prorated accordingly based on the date such additional space is delivered to Tenant and a Tenant Improvement Allowance based on the usable square footage of the additional space. The rights contained in this Section 1.4 are personal to the Original Tenant, its Affiliates and Permitted Transferees, and may only be exercised by the Original Tenant, its Affiliate or a Permitted Transferee (and not any third-party assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliate and/or a Permitted Transferee occupies the majority of the Premises. Tenant shall not have the rights contained in this Section 1.4 if, as of the date of the attempted election by Tenant, or as of the scheduled date of delivery of the additional space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period, or has been in monetary default or material non-monetary default (which non-monetary default is not then the subject of a bona fide dispute between the parties) beyond any applicable notice and cure period more than two (2) times during the Lease Term.

1.5                               Rights as to Second Floor.  Landlord represents and warrants that, as of the Execution Date, there are no Superior Right Holders with rights which are superior to, or which would otherwise interfere with, Tenant’s rights to occupy space on the Second Floor under either Section 1.3 or Section 1.4 above.

ARTICLE 2

LEASE TERM

2.1                               Initial Lease Term.  The terms and provisions of this Lease (other than as to Rent, payment of charges for electricity and Rent abatement, which shall commence on the Lease Commencement Date) shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each full or partial calendar year during the Lease Term.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.

2.2                               Option Term. Provided Tenant has not been in monetary default or material non-monetary default (which non-monetary default is not then the subject of a bona fide dispute between the parties) beyond any applicable notice and cure period more than two (2) times during the Lease Term, including without limitation as of the date of exercise or at any time thereafter through and including the commencement date of the applicable Extended Term as hereinafter set forth, Tenant shall have the option to extend the Lease Term (which option may be exercised as to the entire then-current Premises only, and not as to a portion or portions thereof) for two (2) separate and successive periods of five (5) years each (the “Extended Terms”), i.e. the first Extended Term shall be from the day immediately following the Expiration Date through the last day of the sixtieth (60th) month thereafter, and the second Extended Term shall be from the day immediately following the end of the first Extended Term through the last day of the sixtieth (60th) month thereafter, on the following terms and conditions:

2.2.1 The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner:  (i) Tenant shall have the right to deliver written notice (“Interest Notice”) to Landlord on or before the date which is twelve (12) months (but no earlier than eighteen (18) months) prior to the expiration of the initial Lease Term or the previous Extended Term, as the case may be, stating that Tenant is interested in exercising its option; (ii) if the Interest Notice is given, Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term, or the previous Extended Term, as the case may be, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring nine (9) months (but no earlier than fifteen (15) months) prior to the expiration of the initial Lease Term or the previous Extended Term, as the case may be,, exercise the option by delivering irrevocable written notice (the “Option Exercise Notice”) thereof to Landlord, and, if the Interest Notice was given, upon, and concurrent with, such exercise, Tenant shall either accept or reject the Option Rent proposed in the Option Rent Notice.  If Tenant rejects the Option Rent contained in the Option Rent Notice, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.2 below.  If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the applicable Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be determined as aforesaid. Tenant may not exercise the option to extend as to any Extended Term unless it has already exercised said option as to all prior Extended Terms. Tenant shall have no right to extend or renew this Lease other than for the aforesaid two (2) Extended Terms. Time is of the essence with respect to any exercise of such option by Tenant. If Tenant fails to exercise the foregoing option when required for any Extended Term, such option shall thereafter be of no force or effect.

2.2.2                     Base Rent for the first year of each Extended Term shall be ninety-five percent (95%) of the Fair Market Rental as of the commencement of such Extended Term. “Fair Market Rental” for the purposes of establishing the Base Rent for any Extended Term, shall mean the then prevailing base rental rate for office space of comparable size, use, quality and location in the Project and comparable Class A mixed-use projects in Summerlin/West Las Vegas, for tenants having a net worth, business experience and reputation comparable to that of Guarantor, for the same period of time as the Extended Term, taking into consideration rental rates, tenant reimbursements for taxes, insurance and other operating expenses, tenant improvement allowances, the nature of landlord-provided services, if any, and all other terms for occupancy then applicable in such comparable office buildings.  If applicable, “Fair Market Rental” may include annual or other periodic increases in rent during the Extended Term on such basis as may then be prevailing in the aforesaid market, and any determination of Fair Market Rental by negotiation or arbitration hereunder shall specify the amount or nature of such increases, if any.  In the event that Landlord and Tenant are unable to agree on the Base Rent for any applicable Extended Term, then the Fair Market Rental shall be determined as follows: Landlord shall provide written notice to Tenant of Landlord’s opinion as to the Fair Market Rental within thirty (30) days after Tenant provides written notice to Landlord exercising Tenant’s option to extend. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the proposed rental within which to accept or reject Landlord’s opinion of Fair Market Rental.  In the event that, during Tenant’s Review Period, Tenant fails to reject in writing Landlord’s determination as to Fair Market Rental, Tenant shall be deemed to have accepted Landlord’s determination. If Tenant does reject such determination in writing during Tenant’s Review Period, Landlord and Tenant shall attempt to agree upon such Fair Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement as to Fair

Market Rental within fifteen (15) days following the end of Tenant’s Review Period (the “FMR Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below:

(i)             Landlord and Tenant shall meet with each other within five (5) business days after the FMR Outside Agreement Date and exchange the sealed envelopes in each other’s presence.  If the Landlord and Tenant do not mutually agree upon the Fair Market Rental within one (1) business day of the exchange of envelopes, then within ten (10) business days after the exchange of envelopes, Landlord and Tenant shall each appoint an arbitrator who shall be a real estate appraiser (with MAI or similar professional qualifications) who shall have been active in the appraisal of Class A mixed use projects in the Summerlin/West Las Vegas market during the five (5) year period ending on the date of such appointment.  If either party fails to make such appointment within said ten (10) business day period, and such failure continues for five (5) business days after receipt of written notice from the other party advising it of such failure, the other party at the sole cost and expense of the non-appointing party, shall appoint an arbitrator meeting the foregoing qualifications on the non-appointing party’s behalf.  Each party shall cause its arbitrator to submit to the other an appraisal of the Fair Market Rental together with a summary of the methods used and data collected to make such determination, within twenty (20) days after the end of said ten (10) business day period.

(ii)          If Landlord’s appraisal and Tenant’s appraisal differ by (a) ten percent (10%) or less, the average of those two shall be the Fair Market Rental, or (b) more than ten percent (10%), the parties shall instruct their appraisers to jointly appoint a third appraiser meeting the foregoing qualifications to determine the Fair Market Rental, within thirty (30) days of his or her appointment.  The appraisal among the three that is farthest from the average of all the appraisals shall be disregarded and the average of the other two shall be the Fair Market Rental.

(iii)       The decision of the arbitrators as aforesaid shall be binding upon Landlord and Tenant.

(iv)      If Landlord and Tenant’s arbitrators fail to agree upon and appoint a third arbitrator, then the appointment of such arbitrator shall be made by the Presiding Judge of the Superior Court for the County in which the Property is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v)         The cost of the third arbitrator, if necessary, shall be paid by Landlord and Tenant equally.

2.2.3                                             The rights contained in this Section 2.2 shall be personal to the Original Tenant, its Affiliates and Permitted Transferees, and may only be exercised by the Original Tenant, its Affiliate or a Permitted Transferee (and not any third-party assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliate or a Permitted Transferee occupies the majority of the Premises.

2.3                               Tenant has a one-time right to terminate this Lease as of, at Tenant’s option, either (i) the last day of the seventy-fifth (75th) month of the initial Lease Term or (ii) the last day of the ninety-ninth (99th) month of the initial Lease Term (in either case, the “Termination Date”), upon the delivery of not less than nine (9) months prior written notice to Landlord. Tenant shall, concurrently with delivery of notice (except as expressly set forth below), and as a condition to such early termination, pay a termination fee equal to the sum of (a) the unamortized balance (straight-line amortization over the Rent paying portion of the initial Lease Term) of (i) the Tenant Improvement Allowance, (ii) Conditionally Abated Rent (iii) and brokerage commissions to be paid by Landlord in connection with this Lease. Said items shall be amortized with an interest rate of six percent (6%) per annum over the rent paying portion of the Lease Term.  At least fifteen (15) business days prior to the date Tenant delivers its exercise of its right of termination, Tenant shall request that Landlord notify it of the amount of the termination payment in order to permit Tenant to pay the same along with its notice of termination.  If Landlord does not deliver its notice of the termination fee to Tenant within ten (10) business days after its receipt of Tenant’s request, then Tenant shall not be required to deliver the termination fee to Landlord until the tenth (10th) business day after it actually receives Landlord’s notice of the termination fee, even if such date is less than nine (9) months prior to the Termination Date. Provided that Tenant terminates the Lease pursuant to the terms of this Section 2.4, the Lease shall automatically terminate and be of no further force or effect as of the Termination Date and Landlord and Tenant shall be relieved of their respective obligations under the Lease as of the Termination Date, except those obligations set forth in the Lease, which, expressly or by implication, survive the expiration or earlier termination of the Lease, including, without limitation, indemnification obligations and the payment by Tenant and, if applicable, Landlord, of all amounts owed under the Lease, up to and including the Termination Date.

ARTICLE 3

BASE RENT

3.1                               Base Rent.  Tenant shall pay, without prior notice or demand, to Landlord c/o The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA 94104-4806, or, at Landlord’s option, at such other place in the continental United States as Landlord may from time to time designate in writing, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of the Abatement Period shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2                               Rent Abatement.  Tenant shall not be required to pay the Base Rent or Tenant’s Share of Direct Expenses for the first thirteen (13) months (the “Abatement Period”) of the initial Lease Term (collectively, the “Conditionally Abated Rent”); provided, however, in the event Tenant is in monetary default or material non-monetary default (which non-monetary default is not then the subject of a bona fide dispute between the parties) after the giving of notice and expiration of any applicable cure period two (2) or more times in any twelve (12) month period during the Lease Term, and such default has still not been cured within ten (10) days after Tenant’s receipt of an additional written notice from Landlord conspicuously stating that the Conditionally Abated Rent will immediately become due and payable if Tenant does not cure such default by the end of said ten (10) day period, then Tenant shall be required to pay to Landlord the entirety of the accrued Conditionally Abated Rent within ten (10) business days after receipt of demand from Landlord and all further abatements hereunder shall cease.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Section 4.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease except as expressly set forth in Section 4.4.1. In the event any other lessee or occupant of the Building directly pays any Direct Expenses to which Tenant contributes, or directly bears the expense of repair or maintenance of any Common Areas, then such lessee’s or occupant’s premises shall not be included in the denominator of the fraction used to compute Tenant’s Share thereof, as a whole, or on an item by item basis, as determined by Landlord.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All Rent shall be paid in lawful money of the United States of America without notice, demand, recoupment, offset, deduction, abatement or counterclaim except as otherwise expressly set forth in this Lease, to Landlord at the address established in Section 3.1. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. If the Building is not at least ninety five percent (95%) occupied during all or a portion of the Base Year, Landlord shall (i) make an appropriate adjustment to the components of Operating Expenses for such year which vary with occupancy to determine the amount of Operating Expenses that would have been incurred had the Building been ninety five percent (95%) occupied, and (ii) make an appropriate adjustment to the Tax Expenses for such year to reflect a one hundred percent (100%) occupied and fully-assessed Building. It is understood that (i) only Operating Expenses which vary with occupancy will be included in the foregoing adjustment, and (ii) Landlord’s right to adjust the components of Operating Expenses described above in this Section shall not permit Landlord to collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord actually incurs for the items included in such adjustment (including Landlord’s management fee thereon and all other components of such Operating Expenses described in Section 4.2.4).

4.2                               Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4                     “Operating Expenses” shall mean all commercially reasonable, actual, out-of-pocket costs and expenses (with commercial reasonability determined based on comparable Class A mixed-use projects in Summerlin/West Las Vegas) incurred or accrued in each Expense Year in connection with the operation, maintenance, management, security, repair, replacement, and protection of the Building, Property and Common Areas, including but not limited to the Building’s Share of Common Project Expenses and Common Property Expenses, and the cost of Landlord’s personal property used in connection with the Project as hereinafter set forth. Subject to the other terms and conditions of this Lease and the requirements of the Operating Agreement, to the extent consistent with the operation of comparable Class A mixed-use projects in Summerlin/West Las Vegas, Landlord shall use commercially reasonable efforts to repair, maintain, operate and manage the Property and Common Areas in an efficient manner and so as to minimize the Operating Expenses to the extent within Landlord’s control. Operating Expenses shall include all such reasonable costs and expenditures, including but not limited to the following:

(a)         The operation, repair, maintenance and replacement of any part of the Building, including but not limited to the mechanical, electrical, plumbing, telephone service, HVAC, sanitary, storm drainage, elevator systems, fire prevention and warning and access control systems; materials and supplies (such as, without limitation, Building Standard light bulbs and ballasts); equipment, tools and equipment rental agreements; floor, wall and window coverings in the Building Common Areas; ceiling tiles and fixtures in the Building Common Areas; required or beneficial easements; alarm, security and other services; and maintenance and service agreements in connection therewith.

(b)         The cost of repair, maintenance, replacement, operation and service of the Building exterior, roof, lighting facilities, loading and unloading areas, trash areas and stairways, subject to the limitations related to capital improvements specified herein.

(c)          Administrative costs and management fees (whether paid to Landlord, an affiliate of Landlord, or third party managers), including costs of accounting and information services other than as normally may be charged by property managers of comparable Class A mixed-use projects in Summerlin/West Las Vegas in the course of their management duties (which may be charged Operating Expenses, except for costs of negotiations and disputes with specific tenants), provided, however, in no event shall the combined total of such administrative costs and management fees exceed 3.0% of the gross revenues of the Building for the applicable period; and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management of the Building at or below the level of on-site property manager. Administrative costs and management fees paid to Landlord or its affiliates under this clause (c) shall be considered “out-of-pocket” expenses for purposes of this Section 4.2.4.

(d)         Janitorial services in the Building Common Areas; window cleaning; waste disposal; gas, water and sewer and other utility charges; relamping and landscaping, including all applicable tools and supplies; and the fair market value of any management office space for the Property.

(e)          Property, liability, rent loss and other insurance coverages carried by Landlord, including commercially reasonable deductibles, premiums, commercially reasonable deferred payment plans and risk retention programs and a proportionate allocation of the cost of blanket insurance policies maintained by Landlord, including any insurance, which Landlord may obtain in its sole discretion.

(f)           Amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine per prevailing accounting practices for comparable mixed-use properties in Summerlin/West Las Vegas, consistently applied (“Prevailing Accounting Practices”), of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, or any portion thereof;

(g)          Intentionally deleted.

(h)         Compliance with applicable laws, governmental rules, orders, licenses, zoning and building codes and requirements, and with requirements of insurance carriers, rating bureaus or underwriters providing coverage on the Premises (except for violations in existence on or before the Lease Commencement Date), including license, permit and inspection fees (but not in duplication of capital expenditures amortized as provided in this Section); costs incurred in connection with any governmentally mandated transportation system management program or similar program or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and all reasonable, out-of-pocket expenses and fees, including reasonable attorneys’ fees and court or other venue of dispute resolution costs, incurred in negotiating or contesting the validity and/or applicability of any governmental enactments which may affect Operating Expenses but not to exceed the amount of savings reasonably estimated to be realized by tenants of the Building from such attempt and provided Landlord shall credit against Operating Expenses any refunds received from the negotiations or contests to the extent originally included in Operating Expenses during the Lease Term (less Landlord’s reasonable out-of-pocket costs).

(i)             Building safety services, to the extent provided or contracted for by Landlord.

(j)            Goods and services purchased from Landlord’s subsidiaries and affiliates to the extent the cost of the good and services are not higher than rates charged by unaffiliated third parties of similar skill and experience for similar goods and services in Summerlin/West Las Vegas, Nevada.

(k)         The cost of capital improvements or other costs incurred in connection with the Building (i) which are intended to effect economies in the operation or maintenance of the Building, or any portion thereof, or to reduce current or future Operating Expenses, or to enhance the safety or security of the Building or its occupants, (ii) that are required to comply with present or anticipated conservation programs, (iii) which are replacements or modifications of nonstructural items located in the Building Common Areas required to keep the Building Common Areas in good order or condition, (iv) that are required under any governmental law or regulation (except for violations in existence on or before the Lease Commencement Date) or (v) for roof replacements or exterior painting of the Building, provided, however, that during the initial Lease Term, any capital expenditures costing, in the aggregate, in excess of $25,000 in any Expense Year shall be amortized (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine using Prevailing Accounting Practices, and provided further that during any Extended Term said aggregate limit shall not apply, and any capital expenditures costing in excess of $50,000 per expenditure shall be amortized as aforesaid.

(l)             The cost of electrical service used in the operation, maintenance and use of the Building Common Areas and Shared Exterior Common Areas; sales, use, excise and other taxes assessed by governmental authorities on such electrical service and other costs of providing electrical service to such areas.

(m)     without duplication, subject to the limitations related to capital improvements specified herein, the cost of Landlord’s maintenance and repairs under Article 7.

(n)         The Building’s Share of Common Project Expenses. For purposes of this subparagraph (n), (i) “Common Project Expenses” means any maintenance, repair, replacement, security, management or operation costs related to the Project Common Areas or other jointly maintained or shared areas within the Project outside of the Land (including, but not limited to, all costs and expenses of the types described in clauses (a) through (m) above, to the extent reasonably applicable to the Project Common Areas or such other jointly maintained or shared areas), which costs are shared or allocated between the Land and other portions of the Project pursuant to the Operating Agreement, and (ii) the “Building’s Share” of Common Project Expenses shall consist of the following: (A) the Building’s pro rata share of the costs of maintaining shared surface level parking fields and associated driveways and landscaping on the Property and Commercial Parcels “1” and “3” (as shown on Exhibit A-2), which pro rata share shall be based on the relative gross leasable area of the buildings located on such parcels, and (B) the equitable allocation to the Building of the costs of maintaining any surface level parking fields and associated driveways and landscaping on the residential parcels in the Project which are jointly maintained or otherwise the subject of a shared cost, which allocation shall be based on the relative number of parking spaces, or the relative land area, within such jointly maintained or shared cost area utilized by the Building, or such other method as Landlord and the owner(s) of the other affected portions of the Project reasonably determine in good faith to be an equitable allocation of such costs. The Building’s Share of Common Project Expenses shall be determined in a fair and equitable manner which takes into account any allocations made under the Operating Agreement for use of any Shared Exterior Common Areas by occupants of the residential or other commercial parcels in the Project.

(o)         The Building’s Share of Common Property Expenses. For purposes of this subparagraph (o), (i) “Common Property Expenses” means any maintenance, repair, replacement, security, management or operation costs related to the Shared Exterior Common Areas (including, but not limited to, all costs and expenses of the types described in clauses (a) through (m) above, to the extent reasonably applicable to the Property Common Areas), such as, by way of example and without limitation (i) the repair, maintenance and operation of surface and subterranean parking areas, loading and unloading areas, trash areas, roadways, sidewalks, curbs, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, fences and gates situated on the Land and not within the Building or Building 3, and (ii) the capital cost of complete resurfacing or replacement of any parking lot situated on the Land (i.e., by providing a complete new asphalt overlay, as opposed to slurrying and restriping the same as part of repair and maintenance, which shall not be deemed a capital improvement or expenditure), provided, however, that during the initial Lease Term, any such capital expenditures costing, in the aggregate, in excess of $25,000 in any Expense Year shall be amortized (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine using Prevailing Accounting Practices, and provided further that during any Extended Term said aggregate limit shall not apply, and any such capital expenditure costing in excess of $50,000 per expenditure shall be amortized as aforesaid; and (ii) the “Building’s Share” of Common Property Expenses shall be fifty percent (50%), subject to appropriate adjustment in the event of a material expansion of either the Building or Building 3 occurring after the Lease Commencement Date.

The foregoing provisions of this Section 4.2.4 shall not impose any obligations upon Landlord to provide the services referenced in such provisions.

Operating Expenses shall not include the following:

(a)         The cost of capital improvements or repairs except to the extent provided above, interest, points, and/or amortization of any mortgage affecting the Property or ground lease rental relating to the Property;

(b)         Repairs or other work occasioned by (A) casualty to the extent covered by the insurance required or permitted to be maintained by Landlord under this Lease; or (B) the exercise of the right of eminent domain to the extent repairs, replacement, or other work are covered by the proceeds of any corresponding award or

(C)       defects or non-compliance with laws in the Building or Property to the extent such defects or violations are in existence on or before the Lease Commencement Date;

(c)          Leasing commissions, attorneys’ fees and other expenses related to leasing tenant space, enforcement of leases, and constructing improvements for the sole benefit of an individual tenant or by reason of a tort, permitting, licensing and inspection fees relating to leasable space, decorating costs, space planning and interior design costs of leasable space, or preparing to lease space;

(d)         Rental concessions granted to specific tenants and any other expenditure made for the benefit of one or more, but not all tenants, unless the same are properly included in a CAM Pool under Section 4.3 which includes Tenant;

(e)          Goods and services furnished to an individual tenant of the Building which are above Building Standard and which are separately reimbursable directly to Landlord in addition to Operating Expenses (by reason of CAM Pools or excessive use of utilities, for example);

(f)           Repairs, replacements and general maintenance to the extent reimbursed by insurance proceeds or condemnation proceeds or restoration of an uninsured casualty (except for any commercially reasonable deductible maintained by Landlord); costs of repairs or other work occasioned by fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent reimbursed to Landlord by insurance required to be carried by Landlord under this Lease or actually carried by Landlord or by condemnation proceeds, so that no duplication of payment shall occur;

(g)          Costs, fines, interest, penalties, liquidated damages or other costs incurred by Landlord due to negligence or willful misconduct of Landlord or its agents, employees or contractors, late payment by Landlord on any obligation, Landlord’s failure to comply with any laws, rules, regulations or orders of any governmental authority, Landlord’s failure to comply with any contractual requirements relating to any services, materials, equipment, or other apparatus used in connection with the operation, maintenance, repair, or management of the Building, the Property or, to the extent within Landlord’s reasonable control, the Project, or failure to comply with leases or other contractual requirements with respect to other tenants in the Building, the Property or, to the extent within Landlord’s reasonable control, the Project;

(h)         Excess costs incurred due to usage by other tenants that results in materially greater than average expenses when compared to average office tenants (for example, but without limitation, printing shops, restaurants, bars, health clubs, food preparation and food service companies), provided such tenants are unrelated to Landlord and do not provide an amenity for the Building (such as, by way of example and without limitation, a health club or conference center which offers services or memberships to tenants of the Building and their employees at a discount or for free). Landlord shall apply all revenues received from any such amenity against Operating Expenses as needed to reduce the Operating Expenses charged on account of such amenity from time to time under this Section 4.2.4(h) to zero (but all revenues in excess of such amount may be retained by Landlord as its sole property);

(i)             Advertising, promotional and marketing expenses; and executive salaries above the level of on-site property manager.

(j)            Reserves for future expenses.

(k)         Costs incurred in installing, operating and maintaining any observatory, broadcasting facilities (other than the Building’s music system and life support and security system), luncheon club, athletic or recreational club, or child care facility, unless such facilities are available for the use by Tenant and Tenant’s employees at a discount or free (in which event Landlord shall apply all revenues received from any such facility against Operating Expenses in the manner and to the extent set forth in Section 4.2.4(h) above);

(l)             Costs incurred for the purchase, ownership or lease of sculpture, painting or other works of art;

(m)     Cost of fees related to the defense of Landlord’s title to the Property, the Project or any part thereof;

(n)         Costs for removing Hazardous Substances, as defined below in this Lease unless any of the foregoing was required as a result of Tenant Caused Environmental Claims (which shall be Tenant’s sole responsibility); provided, however, that routine removal and disposal of automotive fluids from the parking lot surface and any Hazardous Substances left in the trash enclosures or elsewhere in the Property by third parties may be included in Operating Expenses); or costs of complying with the ADA or OSHA, both as defined below, prior to the Lease Commencement Date (but after the Lease Commencement Date such costs may be included, without duplication, subject to the restrictions on capital expenditures set forth herein, except to the extent relating to violations in existence as of the Lease Commencement Date);

(o)         Expenses for repairs or maintenance related to the Property to the extent reimbursed to Landlord pursuant to warranties or service contracts, so that no duplication of payment shall occur.

(p)         Payments on and costs in connection with indebtedness secured by liens instituted or agreed to by Landlord against the Property or the Project, or costs of refinancing such indebtedness;

(q)         Costs of environmental remediation not covered in (n) above;

(r)            Costs incurred to comply with any representations and warranties of Landlord under this Lease, including without limitation, with respect to the delivery condition of the Premises, the Property, or the Project;

(s)           Costs incurred due to a breach by Landlord or any other tenant of the Property of the terms and conditions of any lease or a breach of any other contractual obligation of Landlord;

(t)            Any interest, penalties, fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations, including without limitation, any late payment by Landlord;

(u)         Legal, accounting and other expenses (including without limitation, brokerage commissions, closing costs, title insurance premiums, transfer taxes and interest charges) related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project;

(v)         Costs of any political, charitable or civic contribution or donation.

(w)       Any capital improvements, capital alterations, capital additions, capital expenditures or replacements of capital expenditures other than as specifically permitted hereinabove;

(x)         Salaries and benefits of service personnel to the extent that the service personnel perform services not solely in connection with the management, operation, security, repair or maintenance of the Building, Property or Common Areas;

(y)         Landlord’s general overhead expenses not related to the Property and costs incurred in connection with the initial construction of the Building, Building 3 or the Common Areas (excluding costs of planting, replanting, replacing and relocation of Common Areas landscaping during the Lease Term); or to correct any defect (including latent defects) in the design, materials or workmanship of the Building or the Common Areas;

(z)          Subject to the express terms and conditions of Section 4.1, all items (including repairs)  and services for which Tenant or other occupants pay directly to third parties, so that no duplication of payment shall occur;

(aa)  Any costs related to events, promotions, exhibits, displays, automobile or other product shows, performances, farmers’ markets, art fairs, outdoor films, community events, or the leasing of kiosks and food facilities in the Project Common Areas under Subsection 1.1.3(v); provided, however, for any events held specifically for the benefit of the Building and its occupants (such as, by way of example and without limitation, a Building-wide holiday party or tenant mixer) may be included in Operating Expenses so long as the cost of such events are reflected in Operating Expenses for the Base Year, which costs are acknowledged to be Controllable Operating Expenses.

Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to insurance, security or utility costs be less than the components of Direct Expenses related to insurance, security or utility costs, respectively, in the Base Year. Tenant shall pay directly to the provider for janitorial service provided to the Premises, and pay costs of electricity provided to the Premises directly to the applicable provider, and such costs shall not be paid as a part of Direct Expenses. During the first and last Expense Years, the Direct Expenses for such Expense Year and the Base Year Expenses shall be adjusted in the proportion that the number of days of that Expense Year bears to 365. As used herein, “Base Year Controllable Operating Expenses” shall mean Tenant’s Share of Controllable Operating Expenses payable by Tenant for the first full calendar year of the Lease Term following the end of the Abatement Period (“First Expense Year”). Tenant’s Share of Controllable Operating Expenses (as hereinafter defined) shall not exceed an amount equal to the Base Year Controllable Operating Expenses increased by five percent (5%), cumulatively and compounded, for each year since the First Expense Year. By way of example, but without limitation, for the second (2nd) full calendar year of the Lease Term following the end of the Abatement Period, Tenant’s Share of Controllable Operating Expenses shall not exceed 105% of the Base Year Controllable Operating Expenses and for the third (3rd) full calendar year of the Lease Term following the end of the Abatement Period, Tenant’s Share of Controllable Operating Expenses shall not exceed 110.25% of the Base Year Controllable Operating Expenses. Notwithstanding the foregoing, at Landlord’s option, during any Extended Term, the Base Year Controllable Operating Expenses shall be recomputed based on the actual Controllable Operating Expenses for the last full calendar year of the initial Lease Term or the preceding Extended Term, as the case may be, and the aforesaid limitation shall be based on 105% of such recomputed Base Year Controllable Operating Expenses for the first full or partial calendar year in such Extended Term, with five percent (5%) increases in each subsequent calendar year, cumulatively and compounded, for the remainder of such Extended Term. “Controllable Operating Expenses” are operating expenses other than Tax Expenses, insurance, utilities costs, security, trash removal, any cost or expense which is directly variable based on the price of oil or gasoline and any other costs or expenses which are reasonably considered “non-controllable” under prevailing accounting practices for comparable mixed-use projects in Nevada.

4.2.5                     Taxes.

4.2.5.1           “Tax Expenses” shall mean the “Building’s Tax Share” (as hereinafter defined)  of all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, real estate excise taxes, general and special assessments, governmentally imposed transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, and personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment and appurtenances, used in connection with the Entire Property, as hereinafter defined, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Land and any and all buildings and improvements thereon, including but not limited to, the Building, Building 3 and the Shared Exterior Common Areas (the “Entire Property”).  As used herein, the “Building’s Tax Share” shall mean (a) if an allocation of any Tax Expenses among the improvements on the Entire Property can be determined from the applicable tax bill or the assessor’s notes, the amount of such Tax Expenses so allocated to the Building and/or Building Common Areas, and (b) for all other Tax Expenses, fifty percent (50%). Notwithstanding the foregoing, Landlord at its election shall have the right to cause the Building and the Building’s portion of the Land and the Shared Exterior Common Areas to be separately assessed at any time during the Lease Term in a commercially reasonable and equitable manner in accordance with Prevailing Accounting Practices; in such event of such a separate assessment, the Building’s Tax Share shall thereafter mean one hundred percent (100%) of the Building’s separately assessed Tax Expenses, and in such event the Base Taxes shall be adjusted accordingly.

4.2.5.2    Tax Expenses shall include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, Tax Expenses shall also include any governmental assessments or the Entire Property’s contributions towards a governmental cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities provided by governmental agencies.

4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  If Tax Expenses for any period during the Lease Term (other than the Base Year) or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, transfer (but Tenant shall bear all transfer taxes on any memorandum or short-form lease required to be recorded hereunder by Tenant), and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) penalties or interest for late payments of taxes incurred solely as a result of Landlord’s failing to pay any tax bill before delinquency; (iii) the portion of taxes that is allocable to capital improvements made after the Entire Property is fully assessed as completed and occupied units and this Lease was signed except to the extent that the additional improvements are available for use by Tenant, (iv) any items included as Operating Expenses, and (v) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4    The amount of Tax Expenses for the Base Year attributable to the valuation of the Entire Property, inclusive of tenant improvements, shall be known as the “Base Taxes”.  If in any comparison year subsequent to the First Expense Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Direct Expenses for the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

4.2.6       “Tenant’s Share” shall mean a fraction, expressed as a percentage, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of all premises in the Building. The estimated Tenant’s Share as of the Lease Commencement Date is set forth in Section 6 of the Summary and shall be subject to adjustment as set forth in this Lease.

4.3          CAM Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Property among different portions or occupants of the Property (the “CAM Pools”), in Landlord’s reasonable discretion.  Such CAM Pools may include, but shall not be limited to, the office space tenants of a building of the Property, and the retail space tenants of a building of the Property.  The Direct Expenses within each such CAM Pool affecting the Premises shall be allocated and charged to Tenant in an equitable manner.

4.4          Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term after the Base Year, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1       Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall  give to Tenant within 120 days following the end of each Expense Year, or as soon thereafter as is practicable, a statement (the “Statement”) which shall reconcile and state the Direct Expenses incurred or accrued for such preceding Expense Year, and which (after the Base Year) shall indicate the amount of the Excess.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term (after the Base Year), if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  Except as expressly set forth below, the failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. If Tenant does not raise objections to a Statement within twelve (12) months after the date Tenant receives the same, such Statement shall be conclusive and binding upon Tenant. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, provided Tenant is not then in default hereunder beyond any applicable notice and cure period, deliver a check payable to Tenant in the amount of the overpayment.  The obligations of Tenant and Landlord under this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentences, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than twelve (12) months after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Tax Expenses levied by a governmental authority, and utility charges billed, within twelve (12) months following the Lease Expiration Date which are attributable to any Expense Year, and provided further that the foregoing shall not limit or restrict Landlord’s right to correct and adjust mathematical errors or to subsequently bill and collect unanticipated cost items not known to Landlord prior to the end of said twelve (12) month period.

4.4.2       Statement of Estimated Direct Expenses.  For each Expense Year following the end of the Base Year, Landlord shall have the right to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year, subject to any applicable limit on Controllable Operating Expenses.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered as Landlord determines to be necessary, subject to the 12-month limitation specified in Section 4.4.1. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid for such Expense Year pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Landlord shall give Tenant at least 30 days’ prior notice of any adjustment to the Estimate.

4.4.3       Tenant Review Right. Provided Tenant is not in default under this Lease (after the giving of notice and expiration of any applicable grace or cure period), Tenant may within twelve (12) months following its receipt of any Statement under Section 4.4.1 inspect, review, and copy Landlord’s books and records concerning the Direct Expenses set forth in such Statement. If Tenant does not make such election within such twelve (12) month period, then Tenant shall have no further right to review Landlord’s books pertaining to such Direct Expenses. If Tenant so elects to review Landlord’s books, such review shall occur on a date mutually acceptable to Landlord and Tenant, but in no event sooner than thirty (30) days and no more than ninety (90) days after the date of Tenant’s election.  The review shall be conducted at Landlord’s management office at the Property or such other office in the continental United States as is designated by Landlord and shall be during normal business hours. Tenant’s review shall be conducted by a Certified Public Accountant who is retained strictly on a non-contingency basis, and Tenant may not employ any accounting firm or other person to review Landlord’s records on a contingent fee or “profit-sharing” basis.  Tenant’s right to review shall be restricted to one (1) per calendar year and shall be at the sole cost and expense of Tenant; provided, however,  if any such review by Tenant properly determines that the applicable Statement overstated the amount of Direct Expenses and as a result thereof Tenant overpaid Tenant’s Share of Direct Expenses for the applicable Expense Year by four percent (4%) or more, Landlord shall reimburse Tenant for its reasonable review costs within thirty (30) days after receipt of a written demand for such costs, together with reasonable back up information.  Tenant shall, and shall cause any consultant it hires in connection with any such review to, keep the information obtained in the review confidential, except in connection with any legal action between Landlord and Tenant related to the review or as otherwise required by applicable laws. In no event shall Tenant’s right to review relieve Tenant of its obligation to pay all amounts due as provided in this Lease.

4.5        Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1       Tenant shall be liable for and shall pay not less than ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within ten (10) business days after receipt of a statement therefor and evidence supporting the calculation thereof, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2       If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s then current standards for improvements in other space in the Building (“Building Standard”) are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3       Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, excise tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or on the rent, right to rent or other income from the Building, or any portion thereof, or as against the business of leasing the Building, or any portion thereof, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises or the improvements thereon, and (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof.

ARTICLE 5

USE OF PREMISES

5.1          Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2          Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any employee, agent, contractor, subtenant, licensee or other person or persons within Tenant’s reasonable control (“Tenant Controlled Parties”), to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the reasonable, non-discriminatory rules and regulations established by Landlord from time to time, including those set forth in Exhibit D, attached hereto (the “Rules and Regulations”), or in violation of the laws of the United States of America, the State of Nevada, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not do or permit anything to be done by Tenant Controlled Parties in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or disturb them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or (as to any Tenant Controlled Parties) permit any nuisance (as defined under applicable laws) in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all Title Matters.

ARTICLE 6

SERVICES AND UTILITIES

6.1          Standard Tenant Services.  Landlord shall provide the following services during Building Hours (unless otherwise stated below) during the Lease Term.

6.1.1       Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”), for normal comfort for normal office use in the Premises on generally accepted business days from 7 a.m. to 6 p.m., and on Saturdays from 8 a.m. to 1:00 pm (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion with at least three (3) business days’ prior notice to Tenant, other state-wide or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”) and at other times for an additional charge to be fixed by Landlord. Notwithstanding Building Hours, Tenant shall be permitted to operate the HVAC system serving the Premises 24 hours a day, 7 days a week, 365 days a year without incurring overtime charges.

6.1.2       An empty service conduit, sized as required for the Premises, shall be stubbed to locations within each floor of the Premises from Landlord’s switchgear, with a capacity in the Premises of up to 1276 amps at 277 volts. As part of Tenant’s Work, Tenant shall (a) install feeder wire from each assigned meter socket/breaker, (b) furnish distribution panels, breakers, wires and receptacles based on its service needs, (c) install a step-down transformer or transformers as needed to provide 120 volt service for its standard office machines in the Premises, and (d) arrange for service start-up and installation of utility meters directly with the electric utility company. Tenant shall also bear the cost of replacement of lamps, starters and ballasts for non-Building Standard lighting fixtures within the Premises.

6.1.3       Landlord shall provide city water from the regular Building outlets for normal drinking, lavatory and toilet purposes in the Building Common Areas and break rooms.

6.1.4       Tenant shall arrange and pay for (a) its own janitorial service to the Premises to the standards typically maintained in first-class office space in Summerlin/West Las Vegas, and (b) removal or recycling of shredded paper generated in the Premises.

6.1.5       Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.6       Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2          Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines, or equipment (excluding computer servers provided such equipment does not exceed the electrical capacity (except as hereinafter expressly permitted) of the

Premises as specified in Section 6.1.2 and Tenant installs, at its sole cost (which may be paid from the Tenant Improvement Allowance, subject to the terms, conditions and restrictions of Exhibit B) supplemental cooling equipment as needed to accommodate such use), or lighting other than Building Standard lights in the Premises, or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant desires to exceed the electrical capacity of the Premises stated in Section 6.1.2 as a result of current or future needs of Tenant, Tenant shall first obtain the written consent of Landlord, which shall not be unreasonably withheld; provided, however, it shall not be unreasonable for Landlord to withhold such consent if (i) Landlord would be required to modify or increase the electrical capacity of the Building or Property to supply such additional electricity to the Premises (unless Tenant agrees to bear the cost of such modification or increase), or (ii) if, as a result of supplying such excess electricity to Tenant, Landlord would be unable to furnish any other tenant of the Building with adequate electrical capacity to support its use. If Tenant uses water, electricity, heat or air conditioning in excess of that typically supplied  to office users in the Building (or, if applicable, in excess of that specifically required to be provided to Tenant under this Lease), Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.31, below, Tenant shall not install or use or permit the installation or use of any Lines in the Premises, without the prior written consent of Landlord, such consent not to be unreasonably withheld.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such services pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such services, and Landlord shall supply such services to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish, which is currently $40/hour or portion thereof. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord’s standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3  Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord which is not made necessary due to any act, omission, negligence or breach of this Lease by Tenant, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide required services, utilities or access to the Premises which failure is a direct result of the negligence, willful misconduct or breach of this Lease by Landlord or any of its agents, contractors or employees  (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), and provided such Abatement Event results in a substantial and material interference with Tenant’s ability to conduct business in the Premises and Tenant reasonably ceases business operations in the Premises as a result thereof, then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for two (2) consecutive business days after Landlord’s  receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated until such time as such the Abatement Event ceases or Tenant is able to resume business operations in the Premises, whichever shall first occur.  Such right to abate Base Rent and Tenant’s Share of Direct Expenses, shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, if an Abatement Event which is not caused by circumstances beyond Landlord’s control, continues for more than thirty (30) consecutive days, then Tenant may terminate this Lease by giving at least ten (10) days’ written notice to Landlord and Landlord’s Mortgagee (if Landlord delivers notice of the name and address of its Mortgagee to Tenant), conspicuously stating that a termination of this Lease will result if the Abatement Event does not cease prior to the end of such ten (10) day period, in which event this Lease will terminate if the Abatement Event does not cease prior to the end of such ten (10) day period and Tenant shall promptly vacate the Premises as soon as is practicable taking into account the circumstances giving rise to the Abatement Event.  Except as provided in this Section 6.3, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder due to an interruption of services.  To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event described in Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable.

ARTICLE 7

REPAIRS

Subject to the express terms and conditions of Articles 11 and 13 and Landlord’s maintenance obligations, as specified in the Lease, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers, and all other non-standard mechanical systems or equipment in the Premises), and the non-structural portions of the floor or floors of the Building within  the Premises, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant’s own expense, and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear, casualty damage which is not required to be restored by Tenant under Article 11, or damage caused by condemnation or otherwise beyond the reasonable control of Tenant;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, together with an administrative fee equal to ten percent (10%) of the cost thereof, within ten (10) business days after being billed for same, which bill shall be accompanied by reasonable back-up information to substantiate such costs. Notwithstanding the foregoing, Landlord shall be responsible for repairs and replacements to the exterior walls, foundation, HVAC systems and roof of the Building, the structural portions of the floors of the Building, and the Base Building systems and equipment, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant, except casualty damage which is not required to be restored by Tenant under Article 11, or damage caused by condemnation; provided, however, subject to the express terms and conditions of Article 11, that if such repairs are due to the negligence or willful misconduct of Tenant, or excessive, overloading, negligent or improper use of any Building system, facility or equipment by Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to compliance with any commercially reasonable requirements of HIPAA as set forth in Article 27, Landlord may, but shall not be required to, enter the Premises at all reasonable times, accompanied by an HDI employee if one is provided, to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases any and all rights it may have at law or in equity to make repairs at the expense of Landlord, except as otherwise expressly set forth in Section 29.37. Landlord shall not be liable to Tenant for failure to make repairs as herein required unless Tenant has previously notified Landlord of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant’s notification. Notwithstanding the foregoing, during the Latent Defect Period, Landlord, at its cost and not as part of the Operating Expenses, shall promptly repair, restore or replace all latent defects in the Building upon the terms and conditions set forth in Section 1.1.1.  If any mold or mold-causing condition is caused within the Premises due to the negligence, willful misconduct or breach of this Lease on the part Tenant or any of its agents, employees or contractors, and Tenant fails to remediate such condition promptly upon notice from Landlord, then Landlord shall have the right to remediate the same at Tenant’s cost, together with a ten percent (10%) administration fee as set forth above.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any changes involving or affecting the Base Building mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided Landlord may withhold its consent in its sole discretion to any Alteration which involves or affects the structural portions or the Base Building systems or equipment of the Building or is visible from the exterior of the Building. Landlord reserves the right to change the Building Standard specifications or substitute specifications of substantially similar quality from time to time. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.  Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to make interior, non-structural alterations  not affecting the Building’s mechanical, electrical, life safety, utility or telecommunications systems and costing not more than Fifty Thousand Dollars ($50,000.00) in the aggregate in any calendar year without Landlord’s prior consent but only after at least ten (10) days’ prior written notice thereof shall have been given to Landlord in each instance, and subject to Tenant providing Landlord upon request with updated plans for the Premises if any have been prepared in connection with the applicable work.  Tenant shall have no requirement to remove the initial Tenant Improvements at the expiration of the Lease Term except to the extent provided in Section 29.31 of this Lease.

8.2          Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord (provided that Landlord understands and shall take into consideration the fact that Tenant is under a federal contractual obligation to utilize a percentage of small business, but the parties agree that all of Tenant’s contractors, subcontractors, materials, mechanics and materialmen shall in any event be qualified, licensed, and fully insured), and the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove all or part of such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with Landlord’s construction rules and regulations as established or modified from time to time, provided such rules and regulations are consistent with the operation of an office space building within a Class A mixed-use project in Summerlin/West Las Vegas; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, Tenant shall deliver to Landlord a reproducible copy of the “as built” drawings and CAD files of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3          Payment for Improvements.  If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) cause its contractors to sign the indemnification form set forth in Exhibit B, submit evidence of its insurance and licensing to Landlord, and furnish a list of emergency and non-emergency contacts,.  If

Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to seven and one half  percent (7.5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. At Landlord’s option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord’s standard, commercially reasonable disbursement procedure.

8.4          Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” (or equivalent) insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability insurance written on an “occurrence” basis (including premises/operations, products/completed operations, contractual, broad form PD, explosion, collapse and underground damage), auto liability for owned, rented or hired vehicles, workers’ compensation and employers’ liability, all in amounts approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease, except as otherwise approved in writing by Landlord.  In the case of aircraft liability or crane lifting liability, etc., specialized coverage must be provided to the Landlord. Pursuant to Nevada Revised Statutes (“NRS”) 108.234, Landlord hereby informs Tenant that if Tenant undertakes any work on the Premises, Tenant is required comply with NRS 108.2403 and NRS 108.2407. Tenant shall take all actions necessary under Nevada law to ensure that no liens encumbering Landlord’s interest in the Premises arise as a result of the construction of any Alterations, which actions shall include, without limitation, the recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with NRS 108.2403, and either (i) establishing a construction disbursement account pursuant to NRS 108.2403(1)(b)(1), or (ii) furnishing and recording, in accordance with NRS 108.2403(1)(b)(2), a surety bond for the prime contract for the construction of Alterations that meets the requirements of NRS 108.2415.

8.5          Landlord’s Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant  (which may be paid from the Tenant Improvement Allowance, subject to the terms, conditions and restrictions of Exhibit B), and shall be and become the property of Landlord, except that Tenant may remove any trade fixtures and/or equipment (provided, however, prior to the end of the Lease Term, Tenant may not remove any trade fixtures and/or equipment which were paid for out of the Tenant Improvement Allowance), provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a Building Standard tenant improved condition as determined by Landlord, except for damage caused by ordinary wear and tear, casualty damage which is not required to be restored by Tenant under Article 11. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building Standard tenant improved condition as determined by Landlord, except for damage caused by ordinary wear and tear, casualty damage which is not required to be restored by Tenant under Article 11; provided, however, in the event that in Tenant’s request for approval of any Alteration, Tenant requests a determination by Landlord (the “Designation Notice”) as to whether or not Tenant shall be required to remove the subject Alteration upon the expiration or earlier termination of this Lease, in accordance with the terms hereof, then Landlord shall include in its consent (if granted) notice as to whether the subject Alteration shall be required to be removed prior to the expiration or earlier termination of this Lease, and corresponding repairs made. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a Building Standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least thirty (30) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after Tenant’s receipt of notice from Landlord that any such lien has been filed, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1        Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises, any fire, steam, electricity, gas, or water, which may leak or flow into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the components of the Premises, Building or Property, other than latent defects which Landlord is required to correct under Section 1.1.1, or any accident, damage, closure, lost access, injury or criminal or terrorist act occurring therein or thereto) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease or violation of legal requirements or Title Matters by Tenant or such other persons, at any time from and after the date of this Lease, provided that the terms of the foregoing indemnity shall not apply to the extent of any negligent acts, negligent omissions or willful misconduct of Landlord.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  Tenant hereby agrees that it shall not assert any industrial insurance immunity rights if such assertion would be inconsistent with or otherwise impair Landlord’s right to indemnification under this Section 10.1, and, accordingly, hereby waives all such industrial insurance immunity rights.  The foregoing waiver of industrial insurance immunity rights was specifically negotiated by Landlord and Tenant and is solely for the benefit of the Landlord and Tenant, and their successors and assigns, and is not intended as a waiver of Tenant’s rights of immunity under such industrial insurance for any other purposes.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises which Tenant has received in writing from Landlord or of which Tenant otherwise has actual notice.  If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies covering the Property, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1     Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, and including products and completed operations coverage, for limits of liability on a per location basis of not less than with coverage limits of not less than Three Million and no/100 Dollars ($3,000,000) combined single limit, per occurrence (up to Two Million and no/100 Dollars ($2,000,000) of such coverage may be in the form of “umbrella” insurance). In addition, as an express condition to any serving of alcoholic beverages in the Premises, Tenant shall obtain and keep in force liquor liability insurance satisfactory to Landlord (so long as Tenant or Guarantor is publicly-held, Tenant may self-insure for the risk of liquor liability, provided in such event Tenant shall be deemed to be fully “insured” against the applicable risk for all purposes under this Lease, including the waiver of subrogation provision).

10.3.2     Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building Improvements) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises by Tenant. Such insurance shall cover any peril generally included in the classification “Special Form”, for the full replacement cost value (subject to reasonable deductible amounts)  with deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, sprinkler damage (Tenant may self-insure for the risk of sprinkler leakage, provided in such event Tenant shall be deemed to be fully “insured” against the applicable risk for all purposes under this Lease, including the waiver of subrogation provision, and Tenant’s obligation to reconstruct Tenant’s Work and replace Tenant’s improvements, trade fixtures, furnishings, and other personal property following a casualty pursuant to Article 11 shall not be diminished or otherwise affected by Tenant’s election to self-insure for such risk), or stoppage of pipes, and explosion(and, at Landlord’s election, earthquake, flood and/or terrorism), and providing business interruption coverage for a period of twelve (12) months (provided that Tenant may self-insure the business interruption insurance for months 7-12).

10.3.3     Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4     Business auto liability covering owned, non-owned and hired vehicles with a limit of not less than One Million and no/100 Dollars ($1,000,000.00) per accident.

10.4        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Tenant’s liability and business auto liability  insurance shall (i) name Landlord, The Krausz Companies, Inc., Landlord’s Mortgagee (provided Landlord delivers notice of the name and address of its Mortgagee to Tenant), and any other party the Landlord so specifies with an insurable interest, as an additional insureds, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Nevada; (iv) be primary and noncontributory insurance as to all claims thereunder and provide that any insurance carried by

Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) if available at a commercially reasonable premium, provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any Mortgagee of Landlord (provided Landlord delivers notice of the name and address of such Mortgagee to Tenant). The deductibles for all insurance required to be maintained by Tenant hereunder shall be commercially reasonable. Tenant shall deliver certificates for such insurance to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5        Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Project.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises or the Building shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building Improvements and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building Improvements and such Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises, the Adjacent Exterior Parking Area (if applicable), the parking spaces allocated to Tenant under Article 28, and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.  Tenant shall, at its sole cost and expense, repair any injury or damage to its personal property, trade fixtures, equipment and any Alterations installed in the Premises and Landlord shall have no obligation to repair or restore the same. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises, until such time as Landlord shall have completed its repair work.

11.2        Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Property, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty(60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant not less than sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present (provided, with respect to clauses (i) through (iv), Landlord shall only have the right to terminate this Lease if Landlord also terminates the leases of all or substantially all other similarly affected tenants of the Building whose leases permit such termination upon the occurrence of the casualty): (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Property or ground lessor with respect to the Building or Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (including deductibles maintained by Landlord); provided, however, Tenant shall have the right to nullify a termination by Landlord under this clause (iii) by agreeing in writing, within five (5) business days after receipt of Landlord’s termination notice, to bear the cost of restoring the Property above and beyond the extent allowed from net insurance proceeds; (iv) Landlord determines, whether due to the affect of changed zoning or other laws, changes or unrepaired damage to the portions of the Project not owned by Landlord, or otherwise, that the Building or Common Areas can no longer be feasibly be operated as part of a Class A mixed-use project; or (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs are not completed within the “Applicable Repair Period” (as hereinafter defined), subject to extension for governmental delays, Force Majeure events and Tenant Delays, or if such damage occurs during the last twelve (12) months of the Lease Term, Tenant may elect, at any time thereafter and prior to the completion of such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. As used herein, “Applicable Repair Period” means (i) one hundred eighty (180) days from the date of such damage or destruction, in the case of damage or destruction that affects the Property individually, or (ii) twelve (12) months following Landlord’s receipt of necessary permits and governmental approvals and insurance proceeds sufficient to restore such damage or destruction, in the case of a casualty (such as, by way of example and without limitation, an earthquake) that affects the region generally and not the Property individually.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Property by fire or other casualty was not caused by the criminal act or gross negligence of Tenant or any Tenant Controlled Parties; (b) Tenant is not in monetary or material non-monetary default under this Lease not being contested by Tenant, beyond any applicable notice and cure period provided herein (unless Tenant cures the default simultaneously with the giving of its notice of termination), and (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises.

11.3        Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Property, and any statute or regulation of the State of Nevada with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority but only if in each such instance the taking of such portion of the Project or such other action related to the Project materially, adversely affects the operation of the Property or if in Landlord’s reasonable business judgment, the Building or Common Areas can no longer be feasibly be operated as part of a Class A mixed-use project, and provided Landlord terminates the leases of all or substantially all other similarly affected tenants of the Building whose leases permit such termination upon the occurrence of the taking.  If any portion of the rentable square feet of the Premises is taken, and provided such taking materially and adversely affects Tenant’s ability to operate in the Premises and the taken portion of the Premises is not replaced by Landlord with other comparable space within the Building or Building 3, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority and shall not be responsible for a termination fee.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord or its Mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate and the Base Rent and the Additional Rent shall not be abated, but Tenant shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers.  Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien (not otherwise prohibited under Article 9) to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant, Tenant’s parent company, sister entities and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer (the “Contemplated Effective Date”), which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer of the Transferee, business credit and history of the proposed Transferee, business references and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, the total amount of such review fee(s) not to exceed not to exceed $1,500.00 in the aggregate for any requested assignment or sublease (said amount to be inclusive of any and all consultant, professional and/or attorney fees and Landlord’s internal review), unless the requested documentation is unusually extensive or complex or requires excessive amounts of attorney time.

14.2        Landlord’s Consent.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1     The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2     The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3     The Transferee is either a governmental agency or instrumentality thereof;

14.2.4     The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5     The proposed Transfer would cause a violation of another lease for space in the Building or any other portion of the Project owned by Landlord or its affiliate, or would give an occupant of the Building or any such portion of the Project a right to cancel its lease; or

14.2.6     Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building or any other portion of the Project owned by Landlord or its affiliate at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Building or any such portion of the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided there are no material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2.  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3        Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, or other consideration, less Tenant’s commercially reasonable costs to obtain the subtenant, broker’s fees, Tenant Improvement monies, payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer.  The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4        Landlord’s Option to Recapture.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant gives a Transfer Notice to Landlord pursuant to which Tenant proposes to sublease all of the Premises or to assign this Lease to a third party (i.e., to a non-Affiliate), the Transfer Notice shall specify the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer. Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of the Transfer Notice, to recapture the Premises. Tenant shall have the right to nullify Landlord’s election to recapture under this Section 14.4 by withdrawing its request for Landlord’s approval of the proposed Transfer in writing within five (5) business days after Landlord’s notice is received by Tenant, in which event this Lease shall not terminate and such Transfer shall not be permitted. Such recapture shall cancel and terminate this Lease as of the Contemplated Effective Date. If Landlord declines, or fails to elect in a timely manner, to recapture the Premises under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Premises with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of the Premises consummated within such Nine Month Period), Tenant shall again be required to submit a new Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.

14.6        Intentionally deleted.

14.7        Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  While Tenant shall be in default under this Lease beyond any applicable notice and cure period, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person, but the foregoing shall not entitle Landlord to receive duplicate payments of Rent or damages or to enforce duplicate performance of any obligations under this Lease.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8        Non-Transfers.  Notwithstanding anything herein to the contrary, Tenant shall have the absolute right, without the consent of Landlord, to assign this Lease or sublet all or any part of the Premises to any other entity which is an affiliate, subsidiary or parent of the Tenant or Guarantor, or to any entity which merges or consolidates with, or acquires all or substantially all of the assets of, the Tenant or Guarantor, or to any entity in which Tenant or Guarantor, or any of their affiliates, subsidiaries or parents are either a controlling entity or the holder of a majority interest in the entity (any such transferee hereinafter called an “Affiliate”); provided that (i) Tenant provides Landlord with at least ten (10) business days’ prior written notice of any such transaction, including the name and address of the assignee or subtenant, the terms of such assignment or subletting, and a copy of the applicable assignment or sublease; (ii) the net worth and liquidity of the resulting Tenant entity following any such consolidation, merger or purchase are reasonably adequate to meet the obligations of Tenant under this Lease after taking into account the other obligations and liabilities of Tenant (but this clause (ii) shall not apply if Tenant or Guarantor is a publicly-traded company at the time of the transaction), (iii) the person or entity who or which was Tenant prior to the transaction, and Guarantor, shall each remain directly and primarily responsible and liable for the payment of all sums due and the performance of all other obligations under this Lease; and (iv) the assignee or sublessee (for the term of the sublease and with respect to all non-Rent obligations applicable the subleased portion of the Premises only) shall assume in a commercially reasonable written instrument satisfactory to Landlord all obligations under this Lease. Except as expressly permitted under this Section 14.8, any changes in the effective ownership and control of Tenant. whether due to transfer of shares of stock or partnership interests in Tenant, sale of all or substantially all the assets of Tenant, or otherwise, shall be deemed an assignment within the meaning of this Article; however, in no event shall any offering, listing, redemption, hypothecation, conversion, exchange or other similar disposition of Tenant’s corporate stock on a national stock exchange or over-the-counter market be deemed an assignment or otherwise require Landlord’s consent hereunder. Any permitted assignee, sublessee, successor or transferee described in this Section 14.8 is referred to herein as a “Permitted Transferee”.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. Landlord may separately elect termination or assignment with respect to each such subtenancy or other occupancy.

15.2        Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord broom clean and in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, less reasonable wear and tear and repairs and maintenance which are specifically made the responsibility of Landlord hereunder and damage by fire or other casualty not required to be restored by Tenant under Article 11 and damage by condemnation excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, signs (including but not limited to the Exterior Sign referred to in Section 23.4) movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. IF THE SAME HAVE NOT BEEN REMOVED BY TENANT PRIOR TO THE EXPIRATION OR SOONER TERMINATION OF THE LEASE TERM, LANDLORD SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO IMMEDIATELY REMOVE ANY OR ALL OF TENANT’S TRADE FIXTURES, FURNISHINGS, EQUIPMENT, AND OTHER PERSONAL PROPERTY LOCATED IN, ON OR ABOUT THE PREMISES AND PLACE THE SAME IN STORAGE OR OTHERWISE RETAIN OR DISPOSE OF THE SAME IN ANY MANNER AS LANDLORD IN ITS SOLE DISCRETION MAY ELECT, IN EITHER CASE AT THE EXPENSE AND RISK OF TENANT, ANY SUCH PROPERTY SHALL BE DEEMED ABANDONED, AND LANDLORD SHALL HAVE NO DUTY, LIABILITY OR OBLIGATION TO TENANT IN CONNECTION THEREWITH. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on any such date and any rights which it may otherwise have under applicable law with respect to the removal or disposal of Tenant’s personal property. The provisions of this Section 15.2 are subject and subordinate to the provisions of Section 8.5.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) the Rent applicable during the last rental period of the Lease Term under this Lease with respect to the first sixty (60) days of such holdover, and (ii) thereafter 125% of the Base Rent applicable during the last rental period of the Lease Term under this Lease plus 100% of the Additional Rent applicable during the last rental period of the Lease Term under this Lease.  Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant after the expiration of the Lease Term, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  Notwithstanding the foregoing, Tenant may hold over for up to sixty (60) days after the expiration of the Lease Term without becoming a tenant at sufferance. In the event Tenant holds over for a period of more than sixty (60) days after the Expiration Date or the earlier termination of this Lease without Landlord’s express written  approval, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective Mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Mortgagee or prospective Mortgagee.  Any such certificate may be relied upon by any prospective Mortgagee or purchaser of all or any portion of the Project.  At any time during the Lease Term, Landlord may require Tenant and any guarantor of this Lease to provide Landlord with a current financial statement.  Landlord shall not request financial statements hereunder more than once in any calendar year, except for one (1) additional request which Landlord may make in any calendar year if required by a Mortgagee or in connection with a sale or refinancing of the Property. Such statements shall be prepared in accordance with generally accepted accounting principles and certified as true and correct by an officer of Tenant. and, if Tenant or Guarantor is publicly-held, shall be audited by an independent certified public accountant. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (as the case may be, a “Mortgagee”), require in writing that this Lease be superior thereto.  In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any first mortgage or trust deed, hereafter enforced against the Building or the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable attornment and non-disturbance agreement executed by the Mortgagee. Without limitation on the foregoing, Landlord shall use commercially reasonable efforts to obtain an attornment and non-disturbance agreement from Landlord’s construction lender as of the Execution Date (“Existing Mortgagee”), if any, in form reasonably acceptable to Landlord, Tenant and the Existing Mortgagee, and deliver same to Tenant within sixty (60) days after the Execution Date. If any Existing Mortgagee has not provided such an attornment and non-disturbance agreement to Tenant within said sixty (60) day period and such attornment and non-disturbance agreement has still not been provided within thirty (30) days of written notice to Landlord conspicuously stating that a termination will result hereunder if the attornment and non-disturbance agreement is not delivered by the Existing Mortgagee within said thirty (30) days, Tenant may at its option terminate this Lease by written notice to Landlord.  Upon any such termination hereunder, Tenant shall immediately vacate the Premises and remove all of its property therefrom, and restore any damage to the Premises caused by such removal, and each party shall be relieved of all further obligations under this Lease. Tenant’s approval and execution of any proposed attornment and non-disturbance agreement shall not be unreasonably withheld, conditioned or delayed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord or its Mortgagee may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.  If Tenant is given notice of the name and address of any Mortgagee, then prior to exercising its remedies under this Lease, Tenant shall give notice to such Mortgagee, specifying the default in reasonable detail, and affording such Mortgagee the right to perform on behalf of Landlord within thirty (30) days thereafter or, when more than thirty (30) days are required due to the nature of the default, such longer period as shall be reasonable under the circumstances. If such Mortgagee does perform on behalf of Landlord, the default shall be deemed cured and Tenant shall have no further remedies with respect thereto.

ARTICLE 19

DEFAULTS; REMEDIES

19.1        Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1     Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2     Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3     Abandonment of (for purposes hereof, ‘abandonment’ shall mean vacating the Premises accompanied by non-payment of Rent) the Premises by Tenant; or

19.1.4     The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2        Remedies Upon Default.   Upon any default, Landlord shall have the right without notice or demand (except as provided in Section 19.1) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies, to the extent permitted by applicable Law:

19.2.1     Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord suffers as a result of Tenant’s default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

19.2.2     Terminate Tenant’s right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant’s property and any parties occupying all or any part of the Premises.  Landlord may relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises.  Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent.  The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

19.2.3     Keep this Lease in effect and enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

19.2.4     In lieu of calculating damages under Sections 19.2.1 or 19.2.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Interest Rate (defined in Article 25 below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. Notwithstanding anything to the contrary in this Article 19, Landlord shall use commercially reasonable efforts to mitigate its damages if it does not elect to calculate its damages under this Section 19.2.4 (but Landlord shall not be required to treat the Premises preferentially over other space available in the Project, nor to relet the Premises for any use other than general office and administrative uses).

In the event of any failure of Tenant to pay Rent, at Landlord’s option, the written notice required in Section 19.1.1 (1) shall qualify as a five-day notice as contemplated by NRS 40.250 or NRS 40.253, or (2) may be given simultaneously with any five-day notice given by Landlord pursuant to NRS 40.250 or NRS 40.253.  Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity (but without duplication), including but not limited to declaratory or injunctive relief.  Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

19.3        Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4        Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord, subject to (i) all of the provisions of this Lease, (ii) any mortgage to which this Lease is or shall become subordinate, and (iii) all Title Matters.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount, if any, set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without prior notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default, to cure any other breach or default by Tenant under this Lease, to compensate Landlord for any loss or damage sustained as a result of Tenant’s breach or default, or to discharge any other obligation of Tenant under this Lease (in such order and priority as Landlord may elect in its sole discretion),and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount.  Provided Tenant is not in Default, any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit and the same may be comingled with Landlord’s other funds.  Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises.  Tenant acknowledges and agrees that that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease.

ARTICLE 22

GUARANTY

This Lease shall not be effective unless and until Tenant shall deliver to Landlord a guaranty executed by the entity set forth in Section 13 of the Summary (“Guarantor”) in the form attached as Exhibit F.

ARTICLE 23

SIGNS

23.1                        Full Floors.  Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Property, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2                        Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Landlord’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building Standard signage program.

23.3                        Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas, except as expressly set forth in Section 23.4.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord.

23.4                        Exterior Signage.  Tenant has the right, at its sole cost and expense, to have one (1) sign bearing the name or trade name of Original Tenant or its Affiliate (provided such name is not an objectionable name, in the reasonable discretion of Landlord) installed on the “eyebrow” of the exterior façade of the Building facing West Russell Road (the “Exterior Sign”). At Landlord’s election, such sign will be installed and maintained by Landlord at Tenant’s cost. The Exterior Sign shall be in compliance with the standard Building sign criteria, all Title Matters and applicable law and sign ordinances. The design, size, dimensions, exact location, utility connections and method of attachment of the Exterior Sign will be subject to Landlord’s reasonable approval.  The Exterior Sign may not advertise any business or entity other than that of Tenant or its Affiliate, and no alteration or modification of the Exterior Sign shall be permitted without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary set forth herein, Landlord does not warrant or guaranty that the Exterior Sign is permitted under applicable law or that Tenant will be able to obtain all governmental and other approvals for installation and operation of the Exterior Sign, and Tenant’s obligations under this Lease shall remain unchanged if it is unable to do so.  Tenant, at its sole cost and expense, shall be responsible for obtaining approval of the Exterior Sign by the applicable governmental authorities and ensuring that it is legally permitted in all respects (including, without limitation, obtaining all sign permits, variances, and/or other governmental permits, authorizations or approvals in connection with the Exterior Sign). Subject to Landlord’s election specified above, Tenant shall be responsible for installing, constructing, maintaining, repairing, restoring, replacing and operating the Exterior Sign, including but not limited to paying for the cost of electricity, all at Tenant’s sole cost and expense (but the cost to construct and install the Exterior Sign may be paid from the Tenant Improvement Allowance, subject to the terms, conditions and restrictions of Exhibit B), and Tenant’s obligations to repair and maintain the Exterior Sign and to obtain insurance and to indemnify Landlord under this Lease shall apply to the Exterior Sign as if it were part of the Premises.  Tenant shall remove the Exterior Sign at the expiration or earlier termination of this Lease and repair any damage to the Building caused by such removal.  Tenant’s obligations under this Section shall survive the expiration of the Lease Term or sooner termination of this Lease.  Nothing herein shall be deemed an exclusive right on the part of Tenant or to otherwise limit or restrict any other façade, monument or building top signage which Landlord may erect or permit in its sole and absolute discretion.

23.5                        Building Directory. Notwithstanding anything to the contrary set forth herein, Tenant will be entitled to have its name shown on the directory of the Building.  Landlord will design the style of such identification.  Landlord shall bear the cost of the first directory entry and Tenant shall bear the cost of any other directory entries desired by Tenant and permitted under the uniform directory policy.  Landlord shall also provide Building Standard suite identification signage at no cost to Tenant

ARTICLE 24

COMPLIANCE WITH LAW

Landlord shall ensure that, at all times during the Lease Term, except as otherwise expressly set forth below in this Article 24, the Base Building Improvements and the Common Areas are in compliance with any applicable laws (including, without limitation, the ADA or any legally binding requirements of OSHA) and Landlord shall cure or caused to be cured any such violations which exist as of the Lease Commencement Date at no cost to Tenant (and not as part of Operating Expenses) and if there are any facilities, services or amenities within the Premises which are required to comply with the provisions of the ADA or OSHA as of the Lease Commencement Date, Landlord will be responsible for ensuring and taking all actions necessary to bring the Premises into compliance with such requirements prior to the Lease Commencement Date; provided, however, the foregoing shall not apply to any violations or required facilities, services or amenities which relate to the Tenant Improvements or any other improvements or alterations by Tenant (regardless of when made), or which are a result of Tenant’s particular use of the Premises (as distinguished from general office use) or the nature or manner of operation of its business therein or the negligence, willful misconduct, breach of this Lease or violation of applicable law by Tenant or any subtenant or licensee of Tenant, or any of their respective agents, employees or contractors (collectively, “Tenant-Generated Requirements”). Subject to the Landlord’s obligations described above, in the event any applicable law (including, without limitation, the ADA or any legally binding requirements of OSHA) requires alterations or construction in or to the Property following the Lease Commencement Date, then Tenant shall comply with the same to the extent of any construction or alterations in or to the Premises and Landlord (provided that performance of such compliance work is actively being required by the applicable governmental authority having jurisdiction over the Premises) shall comply with the same to the extent of any construction or alterations in or to the Base Building Improvements and Common Areas; provided, however, that Tenant, and not Landlord, shall perform any such construction or alterations, wherever located, made necessary by reason of Tenant-Generated Requirements. Notwithstanding the foregoing, Tenant shall not be required to comply with any laws requiring any structural alterations in or to the Premises or to any Base Building systems, unless the same are required because of Tenant-Generated Requirements, and if Tenant is not required to construct such structural alteration, then Landlord (provided that construction of such alteration is actively being required by the applicable governmental authority having jurisdiction over the Premises and is not subject to any “grandfathering” or similar exception) shall construct the same. The foregoing obligations of Landlord shall not apply to any OSHA “guidelines” or “recommendations” which are not legally binding.

Landlord shall indemnify, protect, defend and hold Tenant harmless from and against: (i) Environmental Claims (except to the extent of Tenant Caused Environmental Claims) relating to the Premises, the Property or the Project Common Areas and caused by Landlord or its agents, contractors or employees, including, but not limited to, all foreseeable and unforeseeable costs, expenses and liabilities related to any testing, repair, cleanup, removal, detoxification or decontamination, but excluding consequential damages of any kind or nature except same related to Landlord’s obligation to indemnify Tenant under this clause (i) from any third party tort claim; and (ii) any other Environmental Claims relating to the Premises, the Property or the Project Common Areas (except to the extent of Tenant Caused Environmental Claims), but solely to the extent of any costs to remove, abate or manage in place the applicable Hazardous Substances as directed by the appropriate governmental authorities in accordance with applicable Environmental Regulations.  “Environmental Claims” means any loss, claim, liability, damages, injuries (to person, property or natural resources), cost, expense, action or cause of action, including but not limited to all foreseeable and unforeseeable consequential and special damages, directly or indirectly arising out of the release, presence, use, generation, storage or disposal of Hazardous Substances on, under, about or from the Premises or Property. “Tenant Caused Environmental Claims” means any Environmental Claims to the extent caused by, contributed to or exacerbated by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees. “Hazardous Substances” means any hazardous or toxic substances, wastes or materials which are regulated by Law or any governmental authority or which could pose a threat to persons, property or the environment. The provisions of this Article 25 survive the expiration or earlier termination of the Lease Term.

If the Premises or any part of the Common Areas requires abatement of Hazardous Substances by Landlord during the Lease Term, and provided that the applicable condition represents a risk to the health and safety of Tenant’s employees, materially, adversely interferes with Tenant’s business in the Premises or materially, adversely affects access to the Premises, except to the extent such condition was caused by, contributed to or exacerbated by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees (a “Material Environmental Contamination”), then (i) the Base Rent and Additional Rent otherwise payable under this Lease will abate in whole or in part in proportion to that part of the Premises that is unusable by Tenant during the abatement; and (ii) if Landlord determines that the required abatement of such Material Environmental Contamination cannot be completed within twelve (12) months, then Landlord shall notify Tenant in writing of such determination, and Tenant may, upon notice given to Landlord within thirty (30) days following Landlord’s delivery of such notice, terminate this Lease without any termination fee, with the termination effective as of the date of such notice or any later date set forth therein.

If Tenant is required (either by law or by Landlord, or to protect the health and safety of its employees), to vacate the Premises due to a Material Environmental Contamination for more than thirty (30) consecutive days, Landlord shall use reasonable efforts to temporarily relocate Tenant in other comparable space in the Building or Building 3. Tenant may accept or reject the alternate space in its reasonable discretion.  If Tenant accepts the alternate space, Tenant shall pay appropriate Base Rent based upon the quality, location and size of the alternate space compared to the Premises and a Base Year that is comparable to the one set for the Premises shall be established for the alternate space, provided that if such alternate space costs more than the comparable cost of the Premises (considering all relevant factors such as location, size, tenant concessions and quality) plus any business interruption or other insurance proceeds received by Tenant in connection with such condition, then Tenant may terminate this Lease without any termination fee upon notice to Landlord, but Landlord may nullify such termination by agreeing, within ten (10) days of receipt of Tenant’s notice, to bear the excess cost.

Tenant reserves the right to conduct assessments to determine the presence of Hazardous Substances in the Premises or Common Areas subject to Landlord’s commercially reasonable rules and regulations therefor.  Landlord shall reimburse Tenant for the reasonable cost of any such study if any Hazardous Substances are identified and the existence of same was caused by Landlord or Landlord willfully failed to disclose the existence of same to Tenant.

Landlord has provided to Tenant prior to the date hereof, with copies of any reports in Landlord’s possession relating to Hazardous Substances on or about the Property or the Project and shall, upon request, deliver copies of any further reports Landlord obtains in the future; provided that in each instance such reports shall be deemed delivered without representation or and shall be held in strict confidence by Tenant and not disclosed to any third party (unless compelled by law) without Landlord’s prior consent, which consent may be withheld in Landlord’s sole and absolute discretion.

Notwithstanding anything to the contrary herein, Landlord may only terminate this Lease under this Article if all or substantially all other leases of similarly affected space in the Building whose leases permit such termination based upon the existence of a Hazardous Substances condition are also terminated.

ARTICLE 25

LATE CHARGES

If Tenant fails to pay any installment of Base Rent or additional rent when due, such unpaid amount shall bear interest from the date due until paid, at the Interest Rate. In addition, if any such installment is not paid by Tenant when due, Tenant shall promptly pay to Landlord, in addition to the interest provided above, five percent (5%) of such payment as a late charge. Notwithstanding the foregoing, Tenant’s late charge and interest shall be waived for the first late payment during any twelve (12) month period provided Tenant makes such payment within five (5) days of Tenant’s receipt of written notice from Landlord, but shall be assessed for any subsequent late payment during such twelve (12) month period, without need of any prior notice from Landlord. Landlord and Tenant agree that such late charge represents a reasonable estimate of the costs and expenses that will be incurred by Landlord as a result of such late payment and is fair compensation to Landlord for the loss caused by such late payment.  The interest and late charges set forth herein are in addition to the unpaid amount, and acceptance of such late charge shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder or by law to Landlord.  If Tenant fails twice in any twelve (12) month period to pay any rent within five business (5) days of when the same is due, Landlord may require that all future rent be paid quarterly in advance (instead of monthly) by cashier’s check or money order (and not by Tenant’s personal or corporate check). “Interest Rate” means the greater of (i) twelve percent (12%) per annum, or (ii) four percent (4%) above the annualized rate of interest publicly announced from time to time by Bank of America NT&SA (or its successors-in-interest), as its “prime rate” or “reference rate,” but not in excess of the maximum lawful rate permitted under applicable usury or similar law. Such interest shall be determined by Landlord and computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) business days after delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  In addition, Tenant shall pay Landlord, as Additional Rent, a ten percent (10%) administrative fee on any reimbursement for work performed, payments made or costs incurred by Landlord on Tenant’s behalf pursuant to an express provision of this Lease (including, but not limited to, under Sections 7, 8.5, 9, 10.4, or 26.1 hereof). Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency or if a judgment of unlawful detainer has been entered against Tenant) to enter the Premises escorted by Tenant’s employees (if Tenant provides an employee at such time) to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective Mortgagees or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except as expressly provided to the contrary herein.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  Upon request, in connection with such entries, Landlord shall execute a commercially reasonable non-disclosure agreement and a commercially reasonable HIPAA “business associate agreement.” In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall repair any and all damage made to Tenant’s Premises made by Landlord’s entry unless such entry is made to remedy acts, omissions, negligence or breaches of this Lease by Tenant. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Subject to the provisions of the Operating Agreement and the terms and conditions of this Lease, and upon payment of Landlord’s monthly charges (if any) therefor as hereinafter set forth, Tenant shall be permitted to utilize, on a non-exclusive basis (except as specified below) at no cost in the area(s) designated by Landlord, a total of six (6) parking spaces in the Project for each 1,000 square feet of Rentable Area in the initial Premises (which shall be subject to adjustment as hereinafter set forth), as follows: (i) a total of two and one-half (2.5) parking spaces for each 1,000 square feet of Rentable Area in the Premises shall be located in the underground parking area below Buildings 2 and 3 in the Project, of which ten (10) parking spaces shall be designated by Landlord, at Tenant’s cost (which may be paid for out of the Tenant Improvement Allowance), for exclusive use by Tenant (but such spaces shall not be marked as reserved for individual employees of Tenant), and the remainder of such parking spaces in the underground parking area shall be unreserved; and (ii) the balance of said parking spaces shall be uncovered unreserved parking spaces in the parking areas of the Project which serve the Building from time to time (which areas may be located within surface lots, parking structures and/or other parking facilities located at the Project, provided all such areas are within a reasonable distance to the Building), of which sixty (60) parking spaces shall be situated in the area adjacent to the Building as designated on Exhibit A-1 (the “Adjacent Exterior Parking Area”). The parking spaces within the Adjacent Exterior Parking Area shall be designated by Landlord, at Tenant’s cost (which may be paid for out of the Tenant Improvement Allowance), for exclusive use by Tenant (but such spaces shall not be marked as reserved for individual employees of Tenant). The total number of parking spaces which may be utilized by Tenant, and the number of such parking spaces located in the underground parking area under clause (i) above, shall each be subject to adjustment (based on the ratios stated above) upon a remeasurement of the Premises under Section 1.1.2 and/or upon an expansion of the Premises under Section 1.4 (but the number of spaces designated for exclusive use by Tenant in the underground parking area and/or Adjacent Exterior Parking Area shall continue as stated above and shall not be affected by any such adjustment). In addition, the total number of parking spaces which may be utilized by Tenant shall also be adjusted in the event the Premises is expanded under the Right of First Offer or Right of First Refusal, but in such event the number of such parking spaces, including the number of such parking spaces located in the underground parking area under clause (i) above, shall only be adjusted if and to the extent expressly set forth in the First Offer Notice or the offer to lease space in the Building which is accepted by Tenant under the Right of First Refusal, as the case may be (but the number of spaces designated for exclusive use by Tenant in the underground parking area and/or Adjacent Exterior Parking Area shall continue as stated above and shall not be affected by any such adjustment), it being understood that the ratios set forth above shall not apply in the case of an expansion under the Right of First Offer or Right of First Refusal. Any additional parking spaces utilized by Tenant under the Right of First Offer or Right of First Refusal shall be subject to such parking charges, if any, as are stated in the First Offer Notice or offer to lease space accepted by Tenant. Notwithstanding any requirement for spaces in the underground parking area and/or Adjacent Exterior Parking Area to be designated for exclusive use by Tenant, Landlord shall only be required to adequately designate such spaces (with signage and/or painted ground markings, as Landlord shall deem appropriate, taking into account the requirements of applicable law), and Landlord shall not be required to monitor or enforce any such requirements. Subject to applicable law, all Title Matters and the terms and conditions of this Lease, Tenant shall have the right to enforce such requirements, including towing of offending vehicles if permitted by law, but only after providing reasonable prior notice to Landlord in each instance, and Tenant shall indemnify Landlord from any liability in connection with said enforcement.  In the event Landlord develops or reconfigures the Project in a manner which requires relocation of the Adjacent Exterior Parking Area, Landlord shall have the right to relocate the same to an appropriate new location at its sole cost, provided the new location is in close proximity to the Building. Additionally, Tenant shall have the non-exclusive right to park in the adjacent west lot in common with the other authorized users thereof (which lot shall be paved, striped and provided with adequate lighting), until such time as Landlord notifies Tenant that Landlord will commence development work in that area for retail, office or another use within thirty (30) days thereafter.  Additional spaces may be rented by Tenant at the then current charges, subject to availability as reasonably determined by Landlord.  Said parking is subject to the further provisions of this Lease and the rules and regulations attached hereto as Exhibit D-1 and made a part hereof (“Parking Rules and Regulations”). The Parking Rules and Regulations may be modified from time to time by Landlord in a reasonable, non-discriminatory manner. Parking for Tenant and its employees, agents, customers, invitees and licensees in unreserved and undesignated spaces shall be on a first-come, first-served basis, and, for any parking spaces utilized by Tenant in excess of the parking spaces described in the first sentence of this Section, shall be subject to payment of parking fees established from time to time by Landlord or Landlord’s parking operator. Subject to availability, Tenant shall be entitled to utilize additional parking in the underground parking area below Buildings 2 and 3 in the Project at the then-current rates (subject to change from time to time), which are currently Fifty and 00/100 Dollars ($50.00) per space per month for reserved spaces and Twenty-Five and 00/100 Dollars ($25.00) per space per month for unreserved spaces; Tenant shall request such additional parking in writing not less than thirty (30) days prior to the date Tenant desires to use said spaces.  Tenant acknowledges that Tenant and its employees shall not be entitled to park in such parking areas located about the Property which may from time to time be designated for special parking, e.g. visitor, courier, or otherwise reserved; provided, such designated spaces may not reduce the number of parking spaces required to be made available to Tenant under this Lease.  Landlord may designate areas for assigned, reserved or employee parking either within the parking areas located on and about the Property, or in other areas reasonably close thereto.  Landlord shall have the right to change any such designated parking areas from time to time.  Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the parking areas, or as to the availability of parking spaces, for the conduct of Tenant’s business. Any reference in this Lease to parking spaces to be provided to Tenant shall mean and be limited to one (1) parking permit/access card for each such parking space.  Parking shall be available 24 hours a day, 7 days a week, 365 days a year, and is for use by Tenant, its Affiliates, and sublessees, if any, and their respective employees, licensees and visitors, subject to and in compliance with any reasonable access control system established by Landlord for the Building and/or Project from time to time and all Parking Rules and Regulations related thereto, except as may be due to acts of governmental authority or events of Force Majeure.  If Landlord elects to cause the Building and the Building’s portion of the Land and the Shared Exterior Common Areas to be in a new, separately assessed parcel as set forth in Section 4.2.5.1, any parking spaces in the underground parking area allocable to Tenant under this Article 28 shall be located in the portion of such underground parking area which is allocated to the Building.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Modification of Lease.  Should any current or prospective Mortgagee for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5                        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6                        Prohibition Against Recording.  Except as provided in Section 1.1.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7                        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and, subject to the other terms and conditions of this Lease, there shall survive the right on the part of said party to institute suit for the recovery of such sum.

29.10                 Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto, except as may otherwise be expressly set forth in this Lease.

29.13                 Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the current rents, issues, profits and other income Landlord receives from Landlord’s operation of the Property, net of all current operating expenses, liabilities, reserves and debt service associated with said operation, and Landlord’s equity interest in the Property, subject in each case to the rights of Landlord’s Mortgagees, and no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any judgment obtained against Landlord or any Landlord Parties.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither party shall be entitled to any punitive, speculative, consequential or other special damages for injury or damage to, or interference with, such party’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, excepting any such damages as may lawfully be claimed by unaffiliated third parties and which are expressly covered by a party’s indemnification obligation under this Lease.

29.14                 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                 Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place in the continental United States as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places in the continental United States as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

New Russell One LLC
c/o The Krausz Companies, Inc.
44 Montgomery Street
Suite 3300
San Francisco, CA 94104-4806
Attention: President

with a copy to:

The Krausz Companies, Inc.
18201 Von Karman Avenue
Suite 1090
Irvine, CA 92612
Attn: Property Manager

29.19                 Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.  In the event that the Tenant is a married individual, the terms, covenants and conditions of this Lease shall be binding upon the marital community of which the Tenant is a member.

29.20                 Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Nevada and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of Nevada.

29.21                 Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. In the event no judicial or arbitration proceeding is commenced, or if commenced is not concluded, then the “prevailing party” for purposes of this paragraph shall be the party that obtains a payment or other relief from the other party once an attorney has been engaged by the prevailing party.

29.22                 Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of Nevada.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF NEVADA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY NEVADA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR SUMMARY EVICTION UNDER NRS 40.253 ET SEQ., TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23                 Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25                 Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as otherwise expressly set forth in this Lease.

29.26                 Project or Building Name, Address and Signage.  Landlord shall have the right at any time to change the name of the Property, Project or Building after giving at least thirty (30) days’ prior written notice thereof to Tenant, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  If Landlord changes the name or address of the Property, Project or Building after the Lease Commencement Date and such change is not required by the U.S. Postal service or other governmental authority or by law, Landlord shall reimburse Tenant for reasonable costs incurred in connection with new stationery and business cards.  Tenant shall not use the name of the Property, Project or Building or use pictures or illustrations of the Property, Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27                 Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28                 Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29                 Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (and Landlord not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations) unless the same materially, adversely interfere with Tenant’s business in the Premises or materially, adversely affect access to the Premises, are performed voluntarily by Landlord (and not due to requirements of applicable law, acts of governmental authority, condemnation, casualty, emergencies or events of Force Majeure), and Landlord receives written notice of the applicable condition from Tenant and does not rectify the same within a reasonable time thereafter.

29.30                 No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31                 Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines after completion of the Tenant Improvements, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Landlord reserves the right, upon notice to Tenant at least sixty (60) days prior to the expiration of this Lease or within ten (10) business days following the earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.32                 Limitation on Claims. EXCEPT AS PROVIDED BY THE OTHER PROVISIONS OF THIS LEASE WHICH MAY PRESCRIBE A SHORTER PERIOD, ANY CLAIM, DEMAND, RIGHT OR DEFENSE OF ANY KIND BY EITHER PARTY WHICH IS BASED UPON OR ARISES IN CONNECTION WITH THIS LEASE OR NEGOTIATIONS PRIOR TO EXECUTION, SHALL BE BARRED UNLESS SUCH PARTY COMMENCES AN ACTION THEREON WITHIN TWENTY-FOUR (24) MONTHS AFTER THE DATE OF OCCURRENCE OF THE ACT OR OMISSION TO WHICH THE CLAIM, DEMAND, RIGHT OR DEFENSE RELATES; PROVIDED, HOWEVER, SAID TWENTY FOUR (24) MONTHS SHALL BE SUBJECT TO REASONABLE EXTENSION IF THE FAILURE TO COMMENCE SUCH ACTION OR INTERPOSE SUCH DEFENSE IS A RESULT OF SUCH PARTY’S GOOD FAITH ATTEMPTS TO CURE THE CONDITION OR OTHERWISE RESOLVE THE DISPUTE. EACH PARTY HEREBY WAIVES ANY STATUTORY LIMITATIONS PERIODS UNDER APPLICABLE LAW WHICH MAY PRESCRIBE A LONGER PERIOD.

29.33                 Alternative Energy. Subject to Section 29.34, Landlord shall have the exclusive right to use all or any part of the roof of the Building for any purpose, including, but not limited to, installation of communication equipment and solar panels and similar energy generating devices (Landlord reserving the right to sell, rent, lease, license or assign such equipment, any telecommunications capacity related thereto, or any energy generated therefrom, to one or more tenants, third parties and/or affiliates) so long as such use does not impact Tenant’s right of Quiet Enjoyment or interfere with Tenant’s security systems. Landlord shall also have the right, but not the obligation, to install or provide an alternative energy source or sources for the Property, including, but not limited to, locating solar panels on the Building roof or elsewhere in the Property, and may supply (or, at its election, cause to be supplied by an affiliate of Landlord and/or a third party provider) electricity to the Property from such devices and include charges for such electricity in Operating Expenses, provided it is an equivalent or better power source and the charges to Tenant for such electricity do not exceed the amount which would have been charged to Tenant had Tenant obtained the electricity directly from the local electric utility provider.

29.34                 Roof Rights. Tenant shall have the right to install reasonable quantities of satellite dishes, antennae, telecommunication and/or fiber optic lines and other rooftop communication equipment on the roof of the Building provided it obtains the prior written consent of Landlord as to the exact location, method of installation, appearance, shielding and nature of such equipment (and provided that, in the event Landlord installs or causes to be installed any equipment on the roof or expands or reconfigures the Building in a manner which requires relocation of such equipment, Landlord shall have the right to relocate the same to an appropriate new location at its sole cost). Any such equipment shall be used solely in connection with Tenant’s business, and no right to use the same shall be rented, leased, licensed, or assigned by Tenant for other business uses (such as a cell tower operated by a third party carrier).

29.35                 OFAC. Tenant warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders, equity owners, employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury under any statute, executive order or governmental action, or is named on OFAC’s “Specially Designated and Blocked Persons List”.

29.36                 Offset Rights. Should Landlord fail to make any disbursement(s) of the Tenant Improvement Allowance when Landlord is required to make such disbursement(s) under Exhibit B, provided all applicable conditions to the making of such payment set forth in Exhibit B are fully satisfied and not the subject of a good faith dispute between the parties, and should such failure to make any such disbursement continue for twenty (20) days after written notice to Landlord and Landlord’s Mortgagee (provided Landlord delivers notice of the name and address of its Mortgagee to Tenant), if any, of such failure, and provided such failure continues for ten (10) days after an additional notice to Landlord conspicuously stating that failure to pay the sum demanded will result in an offset under this Section 29.36, then Tenant shall have the right to offset and reduce the monthly installment(s) of the Base Rent payment(s) next due after the Abatement Period by the amount of the Tenant Improvement Allowance which Landlord has so failed to disburse. Should Landlord fail to pay the leasing commission applicable to Tenant’s Broker (as defined in Section 12 of the Summary) only, or any portion thereof, within thirty (30) days of the date on which such payment is due in accordance with the separate agreement to be executed by and between Landlord and Tenant’s Broker, provided all applicable conditions to the making of such payment are fully satisfied and not in dispute between Landlord and Tenant’s Broker, and should such failure to make such payment continue after written notice to Landlord and Landlord’s Mortgagee, if any (provided Landlord delivers notice of the name and address of its Mortgagee to Tenant), and expiration of the applicable cure period set forth in this Lease, and such failure continues for ten (10) days after an additional notice to Landlord conspicuously stating that failure to pay the sum demanded will result in an offset under this Section 29.36, then Tenant shall have the right, but not the obligation, to pay Tenant’s Broker the amount of the commission then due, and to offset and reduce the monthly installment(s) of the Base Rent next due by the amount of the commission paid by Tenant to Tenant’s Broker on behalf of Landlord.

29.37                 Landlord’s Failure to Make Repairs.  Provided Tenant is not then in default under this Lease, if, within a reasonable period after written notice to Landlord (which period shall not exceed thirty (30) days unless the necessary performance cannot be completed within such thirty (30) day period and Landlord has promptly commenced performance and is diligently prosecuting performance to completion), Landlord shall fail to fulfill its obligations to repair and maintain the Premises as required by this Lease, and such failure has a material, adverse impact on Tenant’s ability to use the Premises for the Permitted Use, then Tenant may (but shall not be obligated to), upon giving Landlord and Landlord’s Mortgagee (provided Landlord delivers notice of the name and address of its Mortgagee to Tenant) at least ten (10) business days’ additional prior written notice of Tenant’s election to do so, Tenant may perform the repairs or maintenance on Landlord’s behalf in a reasonable, economical and good and workmanlike manner, provided such work by Tenant does not affect the electrical, mechanical or plumbing systems serving the Building Common Area or any other tenant space in the Building or otherwise unreasonably interfere with or disturb the business or occupancy of any other tenant or occupant of the Building. If Tenant undertakes such repairs or maintenance, Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days after receipt of written demand, which demand is accompanied by copies of paid invoices or other reasonable evidence of the sum demanded; and if such reimbursement is not made within ten (10) business days after a second written notice to Landlord and Landlord’s Mortgagee (provided Landlord delivers notice of the name and address of its Mortgagee to Tenant) conspicuously stating that a deduction from rent will result if Landlord does not pay the sum demanded prior to the end of such ten (10) business day period, then Tenant may deduct the reasonable cost thereof from the Base Rent next coming due after the Abatement Period (but in any month Tenant may not deduct more than twenty five percent (25%) of that month’s installment of Base Rent, whether such deduction is made under this Section 29.37 or any other express provision of this Lease which permits such deduction), in addition to any other remedies Tenant may have. Landlord reserves the right to dispute, reasonably and in good faith, the need for or the manner of Tenant’s performance of repairs and maintenance hereunder and/or the cost thereof, and no repairs or deductions from Base Rent shall be made by Tenant for so long as any such dispute is pending.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:				TENANT:

NEW RUSSELL ONE LLC,				HMS BUSINESS SERVICES, INC.,
a Delaware limited liability company				a New York corporation

By:	NEW RUSSELL HOLDING LLC,			By:	/s/ Walter D.Hosp
	a Delaware limited liability company,				Its:	Chief Financial Officer
its Member

	By:	KRAUSZ MANAGEMENT ONE, LLC,		By:	/s/ William C.Lucia
a Delaware limited liability company
		its Manager			Its:	William C.Lucia

		By:	/s/ F. Ron Krausz
F. Ron Krausz, its Member

NOTARY PAGE

STATE OF Texas	)
	)	ss.
COUNTY OF Dallas	)

[FOR AN INDIVIDUAL—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.][FOR A CORPORATE SIGNATORY—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the (type of authority, e.g., officer, trustee, etc.) of (name of Tenant) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.]

Dated:	02/27/14

/s/ illegible
(Signature)

Title:

Notary Public in and for the State of Texas

My appointment expires: January 21, 2017		(Seal or stamp)

STATE OF	)
	)	ss.
COUNTY OF	)

[FOR AN INDIVIDUAL—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.][FOR A CORPORATE SIGNATORY—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the (type of authority, e.g., officer, trustee, etc.) of (name of Tenant) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.]

Dated:

(Signature)

Title:

Notary Public in and for the State of

My appointment expires:	(Seal or stamp)

EXHIBIT B

TENANT WORK LETTER

1.                                      DEFINITIONS.

1.1                               “Base Building Improvements” shall mean any and all structural components and/or mechanical, electrical (subject to Tenant’s obligations under Section 6.1.2) and plumbing systems of the Premises  (to the extent not included in the Tenant Improvements) and related portions of the Building, which shall be deemed substantially completed upon Tenant’s written acceptance of the Base Building Improvements following a walk-through inspection of the Premises with representatives of Landlord. Such written acceptance by Tenant shall not be withheld, conditioned or delayed and shall be subject to any remaining work, described by Landlord’s architect or other representative on a “punch list”, which can reasonably be expected to be completed within thirty (30) days thereafter with due diligence by the Approved General Contractor and which will not materially and adversely affect Tenant’s ability to occupy the Premises in accordance with the provisions of this Lease. Tenant shall have the right to approve the punch list items, which approval shall not be unreasonably withheld, conditioned or delayed. Any delay or failure of Tenant to conduct the walk-through inspection or to deliver its written acceptance when required shall be treated as a Tenant Delay. Upon substantial completion of the Base Building Improvements as aforesaid, Tenant shall conclusively be deemed to have accepted the Base Building Improvements in their “as-is, where-is” condition and state of repair, subject to Landlord’s completion of the items set forth in the punch list, and further subject to Landlord’s express obligations regarding latent defects during the Latent Defect Period and Landlord’s continuing repair obligations set forth in this Lease. The Base Building Improvements shall be constructed substantially in accordance with the plans and specifications approved by Clark County, Nevada (“County”), in connection with its issuance of the building permit(s) therefor, which shall be subject to modification by Landlord so long as such modifications meet code requirements and are approved by the County in its final sign-off.

1.2                               “Building Standard” shall mean pursuant to Landlord’s then current specifications for Building Standard improvements and facilities.  Landlord reserves the right to change the Building Standard specifications or substitute specifications of substantially similar quality from time to time. Landlord’s current Building Standard specifications (a) for the Base Building Improvements are set forth in Exhibit I: and (b) for the Tenant Improvements are set forth in Exhibit H. Tenant reserves the right to submit design alterations to such the Building Standard specifications for Base Building Improvements for Landlord approval (which may be given or withheld in Landlord’s sole and absolute discretion); if approved by Landlord, the cost differential shall be Tenant’s responsibility and may be paid out of the Tenant Improvement Allowance.

1.3                               “Space Planner” shall mean a party’s designated architect, engineer or space planner.

1.4                               “Tenant Improvements” shall mean all improvements made to the Premises, other than those included within the definition of Base Building Improvements.

1.5                               Tenant approval, authorization, consent or other required action shall mean such action taken or authorized by Will Martin, Jim Hutchinson, and/or Tony Huffer. Landlord shall have the right to rely on such approval, authorization, consent or other action, until Tenant advises Landlord in writing that some other person has such authority.

1.6                               “Tenant’s Work” shall mean the work and responsibilities, if any, specifically designated in this Exhibit B as being Tenant’s responsibility and shall include, without limitation, the purchase and/or installation of any fixtures, furnishings, equipment or Tenant Improvements necessary to construct and complete construction of the Premises for occupancy by Tenant.  Tenant’s Work, if any, shall be performed in accordance with all of the provisions of this Lease, including, but not limited to, Article 9 hereof.

1.7                               “Approved General Contractor” shall mean Martin-Harris Construction, 3030 South Highland Drive, Las Vegas, NV 89109.

EXHIBIT B, PAGE 1

1.8                               “Tenant Delays” shall mean delays caused by Tenant or its representatives, agents or employees, including, without limitation, delays caused by (i) Tenant’s failure to furnish information to Landlord or submit plans to Landlord as and when required by this Lease; (ii) Tenant’s use of any long lead-time materials or installations as part of Tenant’s Work which are above Building Standard; (iii) Tenant’s changes in any drawings, plans or specifications; (iv) any changes initiated by reason of Tenant’s disapproval of cost proposals or resulting in the preparation of revised cost proposals; (v) field changes to construction work; and (vi) any other act or omission of Tenant.

2.                                      BASE BUILDING IMPROVEMENTS AND TENANT IMPROVEMENT CONSTRUCTION.

2.1                               Subject to Force Majeure, governmental delays and Tenant Delays, Landlord shall use diligent efforts to cause the Approved General Contractor to complete Base Building Improvements (and the repairs to structural concrete and installation of exterior caulking currently being undertaken by Landlord) by the Lease Commencement Date in using mostly Building Standard materials and finishes as set forth in Exhibit I. If the Base Building Improvements are not substantially complete by the Outside Date, Tenant’s rights under Section 3.2 of the Summary shall apply. The parties acknowledge that, as of the Execution Date, in certain areas the Premises floors do not currently meet reasonable standards for being in a level condition. As part of the Base Building Improvements, at no cost to Tenant, Landlord agrees, in a reasonable amount of time as not to delay the Tenant Improvements, to put all floors of the Premises in a reasonably level condition sufficient to accommodate the installation of Tenant’s fixtures, furnishings and equipment without adversely affecting Tenant’s intended use of the Premises. During the construction of the Base Building Improvements, the parties will consult with the Approved General Contractor and work together, diligently and in good faith, in order to agree upon any necessary specifications, on an area-by-area basis, for leveling the floors and to otherwise resolve any issues relating to the Premises floors in a fair, reasonable and mutually satisfactory manner.  Subject to the foregoing, for any area as to which the parties are unable to agree on specifications for floor leveling, the following shall serve as a general guideline for permitted variances: (A) for carpeted areas, 1/4” to 3/8” variance (non-cumulative) over 10’, and (B) for hard surfaces, 3/16” to 1/4” (non-cumulative) over 10’.

Tenant’s Work shall be designed and constructed in accordance with the following:

A.                                    All Tenant Improvements to be constructed or installed in the Premises shall be performed in accordance with plans and specifications to be approved in advance by Landlord (the “Approved Plans”) by the Approved General Contractor. No work shall commence until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Any changes to the construction work may be made only upon written request by Tenant, approved in writing by Landlord, or as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions, in each instance evidenced by a written change order describing the change; provided, however, Landlord’s approval and a change order shall not be required for interior, non-structural changes  which are cosmetic in nature, do not require reapproval of the Approved Plans by the County, do not affect the Base Building mechanical, electrical, life safety, utility or telecommunications systems, are not visible from the exterior of the Premises, do not weaken the Building structure or lessen the value of the Building, do not impair the use of the Premises for general office use, do not involve puncturing, relocating or removing the roof or any bearing walls, and do not otherwise materially adversely affect any other tenant or occupant of the Building, but Tenant shall furnish Landlord at least ten (10) days’ prior written notice of any such change, and shall provide Landlord upon request with updated plans for the Tenant Improvements if any have been prepared in connection with the applicable change.  Notwithstanding the forgoing, any work involving or affecting the fire/life safety systems of the Building and/or any mechanical system controls shall be performed by Landlord’s designated contractor at Tenant’s expense.

B.                                    Not later than fifteen (15) days after the Execution Date, Tenant shall submit to Landlord, for its approval, complete architectural plans, drawings and specifications, finishes and materials, engineering working drawings (“Plans”) showing Tenant’s Work, and a construction schedule for Tenant’s Work prepared by the Approved General Contractor (the “Construction Schedule”). The Plans shall be prepared by a licensed, qualified and reputable architect designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld. If Landlord disapproves of the proposed Plans, it shall state in reasonable detail the reasons for such disapproval in writing, and within five (5) business days thereafter Tenant shall cause its architect to revise the Plans to address the concerns raised by Landlord and resubmit the same to Landlord for its approval or

EXHIBIT B, PAGE 2

disapproval in accordance with the procedure set forth above, and revision and resubmittal of the Plans shall continue until the same have been approved by Landlord in all respects. Landlord shall endeavor to respond to the initial submittal of Plans within five (5) business days of receipt, and any resubmittal of Plans within three (3) business days of receipt; Landlord’s failure to respond with written notice within the applicable time period, which failure continues for five (5) business days after Landlord’s receipt of a second written notice from Tenant conspicuously stating that Landlord’s consent to the proposed Plans will be deemed given if Landlord does not so respond prior to the end of such five (5) business day period, shall be deemed Landlord’s approval of such Plans.  Landlord and Tenant acknowledge that time is of the essence of the foregoing provisions, and shall each use their commercially diligent efforts to ensure that the Plans are finalized and approved within ten (10) business days of the Execution Date. Upon the approval of the Plans by Landlord as provided herein, the same shall be deemed the “Approved Plans”. Prior to commencement of Tenant’s Work, Tenant shall also submit for Landlord’s written approval a copy of its construction contract with the Approved General Contractor, together with copies of all the necessary approvals and permits therefor from the governmental authorities having jurisdiction.

C.                                    Tenant’s Work shall be done in a good and workmanlike manner, and shall be in compliance with the Approved Plans, all governmental rules, orders, licenses, zoning and building requirements and insurance requirements applicable thereto, and all provisions of this Lease applicable to the construction of alterations or improvements by Tenant, and once commenced shall be pursued with diligence by Tenant in accordance with the approved Construction Schedule. Upon completion of Tenant’s Work, Tenant shall obtain and deliver to Landlord an original Certificate of Occupancy or its equivalent and a certificate of Tenant’s architect certifying to the completion of Tenant’s Work in accordance with the Approved Plans. The Lease Commencement Date shall not be affected by the failure of Tenant to complete Tenant’s Work or Tenant’s failure to obtain a temporary or permanent Certificate of Occupancy by any particular date or at all.

D.                                    As part of Tenant’s Work, Tenant shall, at its sole cost and expense, furnish and install all trade fixtures, furnishings, signs (except as otherwise expressly provided for elsewhere in this Lease), equipment, and other tangible personal property necessary for the conduct of Tenant’s business therein. All of the foregoing must be new or like new when installed in, or attached to, the Premises.

E.                                     Tenant’s Work shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Plans and in full accord with all applicable Laws and all commercially reasonable rules and regulations applicable to construction work performed in the Building as established, promulgated or amended by Landlord from time to time, provided such rules and regulations are consistent with the operation of an office space building within a Class A mixed-use project in Summerlin/West Las Vegas. Without limitation on the foregoing, Tenant acknowledges that such rules and regulations may reasonably restrict the hours that certain types of work may be performed in the Premises and may reasonably limit Tenant’s use of dumpsters, elevators, loading areas and/or other facilities of the Building. Prior to commencement of Tenant’s Work, an on-site pre-construction meeting shall be held with Landlord’s representatives, to address scheduling, coordination and other matters related to Tenant’s Work.

F.                                      Tenant shall construct, or cause the Approved General Contractor to construct, Tenant’s Work in such a manner as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work, deliveries or any other services at or in the Building or Property. Except for any specific items identified in the Approved Plans, all material, equipment, and articles incorporated in Tenant’s Work are to be of suitable grade for the purpose intended. All costs of Tenant’s Work shall be paid for by Tenant regardless of whether Tenant actually performed the work.

G.                                    As part of Tenant’s Work, Tenant shall have the right to raise the sprinkler system on each floor of the Premises, provided (i) plans and specifications for any changes to the sprinkler system are approved in advance by Landlord, not to be unreasonably withheld; (ii) Tenant bears the entire cost of such changes, which may be paid for out of the Tenant Improvement Allowance; (iii) any delays in the completion of the Tenant Improvements caused by such changes shall be deemed a Tenant Delay, and the Lease Commencement Date shall be adjusted, on a day-for-day basis, to account for the same; and (iv) any modifications to the remainder of the sprinkler system, including but not limited to alterations, upgrades and code compliance, to the extent required as a

EXHIBIT B, PAGE 3

result of such changes, whether in the Premises or elsewhere in the Building, shall be performed at Tenant’s sole cost.

2.2                               Tenant, at Tenant’s expense, shall cause plans and specifications for such work to be prepared by Tenant’s Space Planner; provided, however, Landlord’s Space Planner shall be used for plans and specifications relating to mechanical, plumbing, electrical, air conditioning and/or fire alarm components and improvements which serve the Premises. All plans and specifications shall be subject to review and approval by Landlord to insure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building.

2.3                               Tenant is required to use the Approved General Contractor for construction of the Tenant Improvements, and Approved General Contractor shall hire all subcontractors. Tenant shall not directly engage any subcontractor to perform any Tenant Improvement construction without first obtaining Landlord’s written consent which Landlord may withhold in its sole discretion.

3.                                      LEASE COMMENCEMENT DATE.

3.1                               The Lease Commencement Date shall be as set forth in Section 3.2 of the Summary. Except as otherwise expressly set forth in this Lease, in the event of any delay in the Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall such failure affect the obligations of Tenant hereunder; provided that, except to the extent due to Force Majeure events, Tenant Delays or governmental delays, Tenant may, in its sole discretion (and as its sole remedy therefor), terminate this Lease if Landlord does not substantially complete the Base Building Improvements by December 31, 2014, by delivering written notice of termination to Landlord at any time thereafter and prior to substantial completion of the Base Building Improvements.

4.                                      GENERAL.

4.1                               All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord’s prior written approval. Any drawings, plans or specifications prepared by Landlord or Landlord’s Space Planner(s) and any approval by Landlord or Landlord’s Space Planner(s) of any drawings, plans or specifications prepared on behalf of Tenant shall not in any way bind or give rise to liability on the part of Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but shall merely evidence the consent of Landlord to such drawings, plans or specifications.  Tenant and/or the Approved General Contractor is responsible for field measuring in all cases, and Tenant agrees that it will not rely on the dimensions shown on such drawings, plans or specifications.  For any submittal (or resubmittal) of plans by Tenant to be deemed effective, one set of full-size printed paper plans shall be sent by Tenant to The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA  94104-4806, Attn: David Pyle, with a duplicate set of electronic plans (both PDF and AutoCAD) sent by email to david@tkcre.com.

4.2                               Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or failure by Tenant to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling Landlord to all of its remedies under the Lease, at law and in equity.

5.                                      CONTRACTOR INSURANCE AND INDEMNITY REQUIREMENTS:

5.1                               Tenant shall cause the Approved General Contractor to indemnify, defend and hold harmless Landlord, Landlord’s shareholders, officers, directors, affiliates and beneficiaries and their respective agents and employees from and against all claims, liabilities, losses, damages, and expenses of whatever nature including those to the person and property of Tenant’s contractor, its employees, agents, invitees, licensees and others arising out of or in conjunction with the performance of Tenant’s Work except to the extent same may arise out of Landlord’s, Landlord’s agents’ or employees’ negligence, it being understood that the foregoing indemnity

EXHIBIT B, PAGE 4

shall be in addition to the insurance requirements set forth below and shall not be in discharge of or in substitution for same.

5.2                               Before commencement of construction, Tenant shall cause the Approved General Contractor to provide to Landlord evidence of the following insurance:

Comprehensive General Liability must include Premises/Operations, Products/Completed Operations, Contractual, Personal Injury, Broad Form PD, Explosion, Collapse and Underground Damage.  This General Liability must be a minimum of $2,000,000.  It must cover a minimum of all operations other than Auto and Worker’s Compensation, and must carry a minimum rating of “A plus VII” or better.

General Liability must be the “Occurrence” type.  The occurrence coverage provided must apply to covered losses that occur during the policy period regardless of when the claim is reported.  Certificates showing “Claims Made” and “Modified Occurrence” coverage shall not be acceptable.

The Auto insurance policy shall be for “any auto”, thus providing coverage for owned, rented or hired vehicles of the insured and the insured’s liability arising from the use of his employees vehicles for a required minimum of $2,000,000.  If the entity (contractor) obtaining the certificate claims to not own any vehicles, the minimum general liability insurance acceptable policy shall cover “Non-Owned” and “Hired” vehicles.

The Owner (Landlord) prefers the Umbrella Form of Excess Liability coverage for a minimum of $2,000,000.

Workers’ Compensation policies as required in the State in which the Building is located.  Such policies shall also cover Employers’ Liability.  The Employers’ Liability policy shall show a minimum statutory limit of $1,000,000 per accident or disease.

NOTICE: If the contractor’s Workmen’s Compensation policy is not furnished by the same insurance provider as the General Liability policy and certificate, an additional certificate and endorsement must be submitted from your Workers’ Compensation provider for this portion of the insurance.  It must name the Landlord as certificate holder.

The insurance as is afforded by this policy, for the benefit of the additional insured (Landlord as is noted below) shall be primary insurance and any insurance maintained by the additional insured shall be excess and non-contributory.

Landlord requires that the Approved General Contractor’s certificate of Workers Compensation insurance include an endorsement indicating that coverage is primary.

In the case of Aircraft Liability or Crane Lifting Liability, etc., specialized coverage must be provided to the Landlord.  Contact the Landlord for the limits and the coverage required for any unusual activities.

In all instances other than Worker’s Compensation, the Landlord must be named as “Additionally Insured” and “Certificate Holder”.  Based on the jobsite, the Landlord should read as follows:

The Krausz Companies, Inc., a California Corporation

New Russell One LLC (Landlord)

(Lender)

Each contractor must read and sign the attached Tenant Contractor Indemnification Release Form.

EXHIBIT B, PAGE 5

CONTRACTOR INDEMNIFICATION RELEASE FORM

To the fullest extent permitted by law, Tenant’s Contractor shall indemnify, defend, protect, and hold harmless New Russell One LLC (“Landlord”), The Krausz Companies, Inc., Landlord’s lender, the Owners’ Association for the property (if any), and their respective officers, agents and employees and any other person designated by Landlord, and officers, directors, members, managers, shareholders, partners, representatives, agents and employees of each of them (collectively the “Indemnitees”) from and against all claims, demands, liabilities, damages, losses, costs and expenses, including but not limited to attorney’s and Contractor’s fees and expenses, arising out of or resulting from the performance of the work, provided that any such claim, damage, loss, cost or expense is caused in whole or in part by any willful or negligent act or omission of Tenant’s Contractor, any Subcontractor, anyone directly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder.  Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity, which would otherwise exist as to any party or person, described in this paragraph.

In any and all claims against of the Indemnitees, the indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to Tenant’s Contractor under workmen’s compensation acts, disability benefit acts or other employee benefit acts.

Tenant Name	Contractor

Date	Tenant’s Address

Contractor License Number

EXHIBIT B, PAGE 6

EXHIBIT B - ADDENDUM

TENANT IMPROVEMENT ALLOWANCE

Landlord shall pay to Tenant a construction allowance (the “Tenant Improvement Allowance”) of up to Sixty-Five and No/100 Dollars ($65.00) per usable square foot of the Premises (as finally determined under Section 1.1.2), as follows:

A.                                    The Tenant Improvement Allowance shall be paid to Tenant in progress payments during the construction of Tenant’s Work, not more often than once every calendar month.  As used herein, a “Draw Request Date” shall mean, for each calendar month from and after the Execution Date until the Outside Disbursement Date, the Thursday of the week in which the 25th day of such month falls.  It is understood that Landlord submits monthly draw requests to its construction lender on each Draw Request Date. Provided Tenant is not in default under this Lease (after the giving of notice and expiration of any applicable cure period), if Tenant delivers a complete Disbursement Request (as hereinafter defined) for a progress payment to Landlord at least five (5) business days prior to any Draw Request Date, then Landlord shall include the amount requested in such Disbursement Request with Landlord’s draw request submitted on such Draw Request Date. Tenant shall notify Landlord in writing of the requested amount of each progress payment (such notice being referred to as a “Disbursement Request”), which notice shall be accompanied by (1) an architect’s certification stating the percentage of Tenant’s Work that has been completed in accordance with the Approved Plans since the last Disbursement Request, if any; (2) a certification from the Approved General Contractor to the same effect; (3) Tenant Work Invoices (as hereinafter defined) for the applicable work which shall be in a total amount equal to or exceeding the amount requested by Tenant in the Disbursement Request; (4) progress waivers of lien (which may be conditional upon payment for work covered by the waiver only) from the Approved General Contractor and from any subcontractor, vendor or supplier being paid more than Five Thousand and no/100 Dollars ($5,000.00) in connection with Tenant’s Work, showing that all such persons have been paid to date for all work performed to such date; and (5) if a conditional waiver of lien was provided to Landlord in connection with any previous progress payment paid to Tenant hereunder, a final lien release from the applicable contractor, subcontractor, vendor or supplier which is notarized, unconditional and in recordable form reasonably acceptable to Landlord. Tenant shall in addition provide a mechanics’ lien release from any subcontractor or material supplier who has filed a preliminary lien notice under NRS 108.246 which is in effect at the time Tenant’s request for disbursement from the Tenant Improvement Allowance is made. The Approved General Contractor certifications called for in this Exhibit B-Addendum shall be on AIA form G 702/703.  Subject to verification by Landlord, each progress payment shall be in an amount equal to the Tenant Improvement Allowance multiplied by the percentage of completion stated in the architect’s certification, less a ten percent (10%) retainage from each progress payment. Subject to the foregoing, Landlord shall pay the amount requested in each Disbursement Request to Tenant within five (5) business days after Landlord receives such amount from its construction lender.

B.                                    Provided Tenant is not in default under this Lease (after the giving of notice and expiration of any applicable cure period), the balance of the Tenant Improvement Allowance, including all retained amounts, shall be paid to Tenant based on Tenant’s final Disbursement Request (“Final Disbursement Request”) as follows: Landlord shall include the amount requested in the Final Disbursement Request with Landlord’s draw request submitted on the next Draw Request Date if Tenant delivers a complete Final Disbursement Request for the balance of the Tenant Improvement Allowance to Landlord at least five (5) business days prior to such Draw Request Date, and notifies Landlord that the last of the following conditions have been satisfied (and the same have been satisfied in fact): (i) Tenant not being in default under this Lease beyond any applicable notice and cure period, (ii) Tenant being current on any Base Rent and Additional Rent then due, (iii) Tenant having furnished to Landlord a recorded valid, “Notice of Completion”, if applicable, together with a complete list of names, addresses, telephone numbers and contract amounts of the Approved General Contractor and all subcontractors, vendors and/or suppliers providing materials and or labor for Tenant’s Work, as well as copies of all invoices from the Approved General Contractor and all subcontractors, vendors and/or suppliers (“Tenant Work Invoices”) for the applicable work covered by the Final Disbursement Request, which shall be in a total amount equal to or exceeding the amount requested by Tenant in the Final Disbursement Request, and a final mechanics’ lien release from the Approved General Contractor, any subcontractor, vendor or supplier being paid more than Five Thousand and no/100 Dollars ($5,000.00) in connection

EXHIBIT B, PAGE 7

with Tenant’s Work, and from any subcontractor or material supplier who has provided only a conditional waiver of lien under subparagraph A above, which are notarized, unconditional and in recordable form reasonably acceptable to Landlord; (iv) Tenant having furnished to Landlord copies of all building permits, indicating inspection and approval by the issuer of said permits, and the original “Certificate of Occupancy”; (v) Tenant having furnished to Landlord an architect’s certification that Tenant’s Work has been constructed in accordance with the Approved Plans and substantially complete in accordance with the Approved Plans subject only to the punch list items; (vi) Tenant having furnished to Landlord one (1) set of reproducible “as built” drawings and CAD files of Tenant’s Work; and (vii) completion of all punch list corrections. Tenant shall in addition provide a mechanics’ lien release from any subcontractor or material supplier who has filed a preliminary lien notice under NRS 108.246 which is in effect at the time Tenant’s Final Disbursement Request is made. Subject to the foregoing, Landlord shall pay the amount requested in the Final Disbursement Request to Tenant within five (5) business days after Landlord receives such amount from its construction lender.

It is understood that the requirements in subparagraphs A and B above are intended as a conditions to payment of the Tenant Improvement Allowance only and shall not be construed to limit or defeat any of Tenant’s obligations under Article 9 of the Lease. The cost of any additional work performed by Landlord for the benefit of Tenant shall be deducted from any installment of the Tenant Improvement Allowance before the same is paid to Tenant. The Tenant Improvement Allowance paid to Tenant shall in no event exceed the aggregate amount of the Tenant Work Invoices presented to Landlord. The Tenant Work Invoices may include Tenant Work Invoices for purchase and installation of furniture, fixtures, telephone equipment, computer wiring, security system, signage, moving and general communications needs.

Tenant shall have Tenant shall have twelve (12) months following the Lease Commencement Date (the “Outside Disbursement Date”) to utilize the Tenant Improvement Allowance as aforesaid. If Tenant does not substantially complete Tenant’s Work by the Outside Disbursement Date, then any unpaid balance of the Tenant Improvement Allowance shall be null and void; provided, however, if and to the extent there is a remaining balance of the Tenant Improvement Allowance, then Landlord shall fund all costs incurred by Tenant in connection with Second Floor Exit Corridor as specified in Section 1.1.1 of the Lease, whether during or after such 12-month  period, provided Tenant furnishes a Disbursement Request for such payment and the other conditions set forth above are satisfied as to such payment.

EXHIBIT B, PAGE 8

EXHIBIT C

THE GRAMERCY

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated             , 200  between                     , a                       (“Landlord”), and                        , a                         (“Tenant”) concerning Suite        on floor(s)            of the office building located at                    , Nevada.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                      The Lease Term shall commence on or has commenced on               for a term of                 ending on                .

2.                                      Rent commenced to accrue on             , in the amount of             .

3.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                      Your rent checks should be made payable to            at               .

5.                                      The exact number of rentable/usable square feet within the Premises is           square feet.

6.                                      Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is             %.

“Landlord”:

,
a

By:
Its:

EXHIBIT C, PAGE 1

Agreed to and Accepted as
of , 200 .

“Tenant”:

a

By:
Its:

EXHIBIT C, PAGE 2

EXHIBIT D

THE GRAMERCY

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall have the right to designate certain areas as “secure areas” for storage of medical records and such other confidential information as is typically maintained by Tenant in the ordinary course of business, and Tenant shall be entitled to restrict Landlord’s access to such areas in a commercially reasonable manner.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises; it being understood, however, that Tenant and its employees shall have access to the Building 24 hours a day, 7 days a week, 52 weeks per year subject to and in compliance with any reasonable access control system established by Landlord for the Building and/or Project from time to time and all Rules and Regulations related thereto, except as may be due to acts of governmental authority or events of Force Majeure.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      Except for Tenant’s initial move, no furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord. Tenant will use its own moving company and will supply Landlord with Certificates of Insurance.  Tenant’s moving company shall in any event be licensed, insured and have adequate experience with high-rise multi-tenant Class-A office buildings.

6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

EXHIBIT D, PAGE 1

7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge any expenses incurred by such removal to the Tenant or Tenants violating the rule.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.  Notwithstanding the foregoing, Tenant may install fixtures into the drywall without Landlord’s consent but subject to the other terms and conditions of this Lease. Tenant shall not purchase, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than standard office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.                               Tenant shall not use, keep or permit any Tenant Controlled Parties to use or keep, in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material (except petroleum products, batteries and the like contained in any vehicle permitted to be parked in the Common Areas).

12.                               Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Without limitation on the foregoing, use of portable electric heaters in the Premises is not allowed.

13.                               Tenant shall not use, keep or permit any Tenant Controlled Parties to use or keep, any Hazardous Substance in or on the Premises (other than products containing small quantities of Hazardous Materials, which products are of a type customarily utilized in office buildings in the State of Nevada, including but not limited to cleaning solvents and office supplies, provided the same are used, stored and disposed of in accordance with applicable law and all commercially reasonable insurance requirements applicable to the Premises), or use or occupy, or permit any Tenant Controlled Parties to use or occupy, the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.                               No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.                               The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any Tenant Controlled Parties to occupy any portion of the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or

EXHIBIT D, PAGE 2

tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.

17.                               Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.                               Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.                               Tenant shall not waste water or Common Area electricity or air conditioning and agrees to cooperate fully with Landlord on any conservation program established for the Building.

20.                               Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in city in which the Building is located without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.                               Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Building Standard mini-blinds. Drapes are permitted only inside of such Building Standard mini-blinds. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. All window coverings shall be regularly cleaned by Tenant and Building Standard mini-blinds shall be kept closed after sundown. Tenant shall abide by Landlord’s additional reasonable, uniform regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Shared Exterior Common Areas, which additional regulations shall be provided to Tenant at least ten (10) business days before their effectiveness.

24.                               The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.                               Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further acknowledges that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its

EXHIBIT D, PAGE 3

own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

26.                               All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to minimize any vibration, noise and annoyance.

27.                               Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

28.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises.

29.                               Tenant shall not use or permit any Tenant Controlled Parties to use any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

30.                               Landlord will have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

31.                               Tenant and Tenant’s employees will not conduct themselves in any manner that is inconsistent with the character of the Building as a first quality Building or that will impair the comfort and convenience of other Tenants in the Building.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, and shall provide a copy of any such modifications to Tenant.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D, PAGE 4

EXHIBIT D-1

PARKING RULES AND REGULATIONS

1.                                      Tenant and its employees shall have access to the Project parking areas twenty-four (24) hours per day, seven (7) days per week, fifty two (52) weeks per year during the Lease Term, subject to and in compliance with any reasonable access control system established by Landlord for parking areas in the Building and/or Project.

2.                                      Cars must be parked entirely within the stall lines painted on the floor or other parking surface.

3.                                      All directions signs and arrows must be observed.

4.                                      The speed limit shall be 5 miles per hour.

5.                                      Parking is prohibited:

a.                                      In areas not striped for parking

b.                                      In aisles

c.                                       Where “no parking” signs are posted

d.                                      In designated Visitor and Reserved spaces

e.                                       On ramps

f.                                        In cross hatched areas

g.                                       In such other areas as may be designated by Landlord or Landlord’s Parking Operator.

6.                                   No double parking, blocking driveways, entrances or exits to the any parking garage or surface parking area is permitted.

7.                                   Unauthorized vehicles parked in a reserved space will be towed at the owner’s expense.

8.                                   Parking stickers and ‘card-key” entry cards or any other device or form of identification supplied by Landlord shall remain the property of landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, except a transfer from one Tenant employee to another which is first registered with the Tenant employer and Landlord and any device in the possession of an unauthorized holder will be void. There will be a replacement fee charged of the Tenant or person designated by the Tenant of not less than $20.00 for loss of any parking sticker, “card-key” entry card or other form of identification or device.

9.                                      Monthly rates for rental of parking space is payable one (1) month in advance and must be paid prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days customer does not use parking facilities.

10.                               Property managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

11.                               Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal property is assumed by the parker, except damage due to the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors. Vehicles left during unattended hours are left at the vehicle owner’s own risk and if left without the express written consent of the Landlord, shall be towed from the garage or other parking area, at the vehicle owner’s expense.

12.                               Tenant’s employees, or any other Tenant Controlled Parties permitted by Tenant to park in the Project, shall keep their vehicles from leaking fluids that in Landlord’s discretion are excessive and potentially hazardous.

EXHIBIT D-1, PAGE 1

13.                               Loss or theft of parking identification devices from automobiles must be promptly reported to the property manager, and a lost or stolen report must be filed by the customer at that time.

(a)                                 Any parking identification devices reported lost or stolen found in any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

(b)                                 Lost or stolen devices found by Tenant or its employees must be reported to the office of the property manager promptly to avoid confusion.

14.                               Spaces rented to persons are for the express purpose of parking one automobile per space. Washing, waxing, cleaning or serving of any vehicle by the customer and/or his agents is prohibited. Card Key access to enter and exit the garage or other parking must be in sequence. If a “Card Key” will not allow a person to enter or exit the garage or other parking area, the “Card Key” is out of sequence. The second incident of the “Card Key” being out of sequence will be treated as a violation of these Parking Rules and Regulations.

15.                               Landlord and the property management reserve the right to refuse the sale of monthly validations stickers, parking stickers and “Card Key” entry cards or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Parking Rules and Regulations and all City, State or Federal ordinances, laws or agreements, whether posted or not. In addition to the above Landlord and the property management may require that any person violating these Parking Rules and Regulations pay a penalty charge of $20.00 per violation of any of these Parking Rules and Regulations, which shall be due prior to exiting or continuing access to the garage or parking area.

16.                               Tenant shall notify all persons to whom Tenant assigns parking spaces of these Parking Rules and Regulations.

17.                               If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the parking area will not subject Landlord or any operator of the parking areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

If requested by Landlord, Tenant’s employees will be required to execute a parking agreement, which shall be commercially reasonable and consistent with the operation of a Class A mixed-use project in Summerlin/West Las Vegas, in order to park in the Project and to comply with these Parking Rules and Regulations. Landlord, in its reasonable discretion, may change these Parking Rules and Regulations from time to time.

EXHIBIT D-1, PAGE 2

EXHIBIT E

THE GRAMERCY

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of            , 200   by and between                 as Landlord, and the undersigned as Tenant, for Premises on the                floor(s) of the office building located at                  , Nevada          , certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on           , and the Lease Term expires on            , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.                                      Base Rent became payable on             .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                                      Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s Mortgagee.

7.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through            .  The current monthly installment of Base Rent is $                     .

8.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder, except as follows:            .

9.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.                               As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord, except as follows:            .

11.                               If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Nevada and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.                               Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

EXHIBIT E - Page 1

14.                               To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective Mortgagee or prospective purchaser, and acknowledges that said prospective Mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                on the      day of            , 200 .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E - Page 2

EXHIBIT F

FORM OF GUARANTY

THIS GUARANTY is executed as of February 27, 2014, by HMS HOLDINGS CORP., a Delaware corporation (“Guarantor”), who agrees to the following for the benefit of NEW RUSSELL ONE LLC, a Delaware limited liability company (“Landlord”):

FOR VALUE RECEIVED and in consideration of Landlord executing that certain Office Lease (the “Lease”) with HMS BUSINESS SERVICES, INC., a New York corporation (“Tenant”), to which this Guaranty is attached, Guarantor does hereby, for itself, its successors and assigns, unconditionally, absolutely, and irrevocably guarantee the payment of all rent, additional rent, and all other amounts required to be paid by Tenant under the Lease and the performance of all the terms, provisions, covenants, and conditions by Tenant to be performed under the Lease in the manner and at the times specified in the Lease during the original term and extended terms, if any, and hereby expressly waives notices of (i) acceptance of this Guaranty, (ii) non-payment, non-performance or default by Tenant under the Lease, and (iii) amendments, assignments or modifications of the Lease and Landlord is hereby released from any duty or lack of diligence in the enforcement of any of the terms, provisions, covenants, and conditions under the Lease. Guarantor hereby expressly consents to any amendments, assignments, extensions or modifications of the Lease that may hereafter be made and agrees that the same shall in no way relieve it from any liability under this Guaranty. Guarantor consents to Landlord proceeding directly against Guarantor on this Guaranty without the necessity of any suit or proceeding against Tenant and without first exhausting any remedy or remedies which Landlord may have against Tenant.  Guarantor further agrees to pay to Landlord all actual (but not any special, consequential or punitive, excepting any such damages as may lawfully be claimed by unaffiliated third parties and which are expressly covered by Tenant’s indemnification obligation under the Lease) losses, costs and damages that may be sustained by Landlord in consequence of any default by Tenant under the Lease after the giving of notice and expiration of any applicable grace or cure period set forth in the Lease, together with reasonable attorneys’ fees, court costs and other expenses incurred by Landlord in enforcing Tenant’s covenants and agreements set forth in the Lease or in enforcing the covenants and agreements of Guarantor under this Guaranty. Guarantor agrees to execute and deliver to Landlord, upon the request of Landlord at the time that Tenant is required to execute an estoppel certificate under the Lease, a written statement confirming that this Guaranty is in full force and effect.  Guarantor agrees that upon the request of Landlord Guarantor shall provide Landlord with financial statements showing Guarantor’s then current financial condition and certified as being true, complete and correct by Guarantor (but Landlord shall not request financial statements hereunder more than once in any calendar year, except for one (1) additional request which Landlord may make in any calendar year if required by a Mortgagee or in connection with a sale or refinancing of the Property). In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to Tenant, no limitation on Tenant’s liability under the Lease which may now or hereafter be imposed by any federal, state or any other statute, law or regulation applicable to such proceedings shall in any way limit the obligation of Guarantor hereunder, which obligation is coextensive with Tenant’s liability as set forth in the Lease, without regard to any such statutory or other limitation. Except as otherwise defined herein, all capitalized terms used in this Guaranty shall have the meanings ascribed thereto in the Lease. This Guaranty shall bind Guarantor and its successors and assigns and inure to the benefit of Landlord and its successors and assigns. This Guaranty shall be governed by and interpreted under the laws of and enforced in the courts in the State of Nevada.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

HMS HOLDINGS CORP.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT F - Page 1

By:
Name:
Title:

NOTARY PAGE

STATE OF	)
) ss.
COUNTY OF	)

[FOR AN INDIVIDUAL—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.][FOR A CORPORATE SIGNATORY—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the (type of authority, e.g., officer, trustee, etc.) of (name of Tenant) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.]

Dated:

(Signature)

Title:

Notary Public in and for the State of

My appointment expires:	(Seal or stamp)

EXHIBIT F - Page 2

EXHIBIT H

UNIT (GENERAL) TENANT IMPROVEMENT SPECIFICATIONS

I.	GENERAL SPECIFICATIONS

	1.	DOORS:	Standard Entry Door to Tenant Suite:
Solid-core, flat-sliced. Veneer by Mfr: Marshfield — Series: African Mahogany. Espresso Finish. 3’ X 8’-0”.

Standard room door within tenant suite: Solid-core, flat-sliced. Veneer by Mfr: Marshfield — Series: African Mahogany. Espresso Finish. 3’ X 8’-0”.

	2.	FRAMES:	Standard Suite Entry Door Frame:
Timely metal frame, with TA-28 casing. Color: Browntone.

Standard door frame within Tenant Suite:
Timely metal frame, with TA-28 casing. Color: Browntone.
18” x 8’-0” timely frame w/ ¼” tempered glass sidelite integral to a standard interior office door.

	3.	DOOR HARDWARE:

Unit entrance door lockset to be Schlage ND Series with a Sparta series lever,with satin nickel finish (finish #619). Unit interior doors to have Schlage ND Series latch set with a Sparta Series lever with satin nickel finish (finish #619). Hinges, closers, doorstops and other associated door hardware to be commercial grade in satin nickel finish (finish #619).

	4.	CARPET:	Manufacturer: Patcraft, style options: Best Foot Forward I0104; Strut Your Stuff #I0109 and Night Moves I0129. Color: TBS. Direct glue-down installation.

	5.	BASE:	4” high Rubber Base, by Roppe or equal. Straight base at carpet, coved base at VCT. All base to be “rolled goods” (continuous) and only dark colors are allowed.

	6.	PAINT:	Two (2) coats interior latex paint, eggshell finish by Dunn Edwards or equal. Color: DEW358 Mil k Glass

	7.	VCT:	Armstrong Standard Excelon Imperial Texture, 12” x 12”x 1/8” tiles. Color: 51911 Classic White or 51908 Pewter.

	8.	DEMISING WALL:

Slab to bottom of deck high; 6” steel stud wall with one sheet 5/8” gypsum - board on occupied side — full height (slab to bottom of deck) and fiberglass sound attenuated batt insulation (rolled, with STC 5-54 rated) within stud cavity.

	9.	INTERIOR WALL:	3 5/8” steel stud wall, to min. 6” above ceiling; top of stud frame to be braced 4’-0”O.C. w/ alternating directional kickers; with one sheet 5/8” gypsum board each side — from slab to top of stud.

EXHIBIT H - Page 1

10.	CEILINGS:	Grid: Donn DX or equal, matte white, exposed 15/16” wide grid suspension system. Suspension system shall comply with ASTM C635 Specifications. 9’-0” High Typical.
Tile: 2’ x 4’ Armstrong Fine Fissured Second Look II tegular tiles, Color: White. Scribe tile neat and tight at all walls as required.

11.	ELECTRICAL OUTLETS:	Standard 110v, 3 prong, 2 pole grounded receptacle; color: white. Allowance of 8 outlets per 1,000 sf.

10.	TELEPHONE OUTLET:	Standard 2 gang box with conduit and pull string to 6” above ceiling line. Cable and cover plate to be supplied by tenant. Allowance of 8 outlets per 1,000 sf. Phone and/or data cabling NOT included.

12.	LIGHT SWITCH:	Motion sensor wall switch, to meet State of Nevada requirements; install within 8” of door frame and 42” A.F.F. where possible; color: white.

13.	LIGHTING:	Lithonia RT5 fixture, or equal, 2’ x 4’, (2) T-5 lamps, 277v.

14.	WINDOW COVERING:	Horizontal mini-blinds, Levelor or equal. Exterior windows only. Color: By Landlord.

15.	TELECOMMUNICATIONS:

One empty conduit to each level/space stubbed from Landlord’s house closet to lease space. Phone and/or data cabling NOT included. Plenum rated cable to be utilized above ceiling. All cable located within a wall cavity from floor slab to 6” above ceiling plane to be in conduit.

16.	HEATING, VENTILATION	Refer to Exhibit I (Shell Work Specifications)
AND AIR CONDITIONING:

17.	FIRE SPRINKLER SYSTEMS:	Light hazard occupancy automatic wet-pipe fire protection system per NSPF requirements and NFPA 13 compliance. All white trims and heads.

18.	EMERGENCY POWER:	No emergency power is available for Tenant’s connection.

19.	FIRE ALARM:

Per code and industry standards. System must be installed by licensed State of Nevada approved fire protection vendor. Landlord to review selected vendor. White devices, ceiling mounted wherever possible

20.	ELECTRICAL DISTRIBUTION
EQUIPMENT:

Landlord shall provide an Electrical service area, located outside lease space, with main distribution switchboard with main electrical service fusible disconnect switch(es) and meter socket(s) capable of distributing in total up to 1276 amps, 3-phase, four-wire 277/480 volt service power. An empty service conduit(s) from Landlord’s service area shall be provided to a location(s) within the Tenant’s premises.

EXHIBIT H - Page 2

EXHIBIT I

SHELL WORK SPECIFICATIONS

The Gramercy
9275 and 9205 Russell Road, Las Vegas, Nevada
August 15, 2013

I.	GENERAL SPECIFICATIONS

	1.	STRUCTURE:	Concrete and steel.

	2.	EXTERIOR GLAZING:	High-performance, energy efficient dual-pane glass and stucco.

	3.	DEMISING WALL

Slab to bottom of deck high; 6” steel stud wall with one sheet 5/8” gypsum - board on occupied side — full height (slab to bottom of deck) and fiberglass sound attenuated batt insulation (rolled, with STC 5-54 rated) within stud cavity. FOR FULL FLOOR: Gypsum and metal stud demising walls will not be provided.  Exterior building walls are the Unit’s demising walls.

	4.	CEILINGS:	No ceiling.

	5.	ELECTRICAL SERVICE:	One empty conduit, sized as required for the area of the Unit, will be stubbed from electrical room to Unit.

	6.	TELECOMMUNICATIONS:	One empty conduit stubbed to Unit at each level/space.

	7.	HEATING, VENTILATION AND AIR CONDITIONING:

Line sets, conduits and outside air for split AC units, including fan coil units, provided by Landlord to support an air supply demand load of 1 ton per 250 S.F stubbed to Tenant Premises at levels 1, 2 and 3. Landlord to provide locations for rooftop split units.  Some lower floor splits will be located in subterranean parking.  Note:  No line sets and conduits provided for fourth floor Demised Premises. Landlord will  provide new 5-ton rooftop heat pump units including all roof curbs, structural support and roof modifications as required to service the 4th floor. Quantity of rooftop units will be agreed to by Landlord and Tenant based upon Tenant’s space layout and comfort zone requirements that each walled in area will require at a minimum one unit, all having a minimum cooling capacity of 1 ton per 250 SF. Tenant shall bear the cost of any rooftop unit’s cooling capacity in excess of 1 ton per 250 SF, which cost may be paid out of the Tenant Improvement Allowance. Tenant shall connect all units to its electrical panel and hang, hook up and distribute from the fan coils. Fourth floor units will be installed on curbs and Tenant shall hook up and distribute from fourth floor units.

	8.	PLUMBING:	4” sanitary, 2” cold water and 2” vent columns located in selected columns of typical floor

	9.	FIRE SPRINKLER SYSTEMS:

Light hazard occupancy automatic wet-pipe fire protection system per NSPF requirements and NFPA 13 compliance.  Primary distribution piping is installed throughout the Unit with sprinkler heads turned up.

EXHIBIT I - Page 1

10.	RESERVED.

11.	EMERGENCY POWER:	No emergency power is available for owner’s connection.

12.	RESTROOMS AND CORRIDOR	Building common restrooms on floors 2 through 4 only. Multi-tenant floors includes a building standard corridor.

NOTE: Alternatives to the foregoing specifications may be submitted to Landlord for approval subject to the terms, conditions and limitations of Exhibit B, Paragraph 1.2.

EXHIBIT I - Page 2

EXHIBIT J

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED, RETURN TO:

HealthDataInsights

7501 Trinity Peak Ave., Suite 210

Las Vegas, NV 89128

Attention: Jim Hutchinson

SPACE ABOVE THIS LINE FOR RECORDER’S USE

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”) is made as of             , 2014, between NEW RUSSELL ONE LLC, a Delaware limited liability company (“Landlord”), and HMS BUSINESS SERVICES, INC., a New York corporation (“Tenant”).

W I T N E S S E T H:

A.            Landlord and Tenant have entered into an Office Lease (the “Lease”) of even date herewith, whereby Landlord has leased to Tenant a portion of a building (the “Building”) located at 9275 West Russell Road in the City of Las Vegas, County of Clark, State of Nevada. The Building is part of a larger mixed-use project located in said City, County and State and commonly known as “The Gramercy” (the “Project”).  The Project is  legally described on Exhibit A attached hereto and made a part hereof.

B.            The Lease contains certain provisions and rights appurtenant to the Project, some of which are set forth in this Memorandum.

NOW, THEREFORE, for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Term.  The term of the Lease (the “Lease Term”) is for a period of approximately ten (10) years and one (1) month, commencing on the Lease Commencement Date (as defined in the Lease). Thereafter, Tenant has the right under the Lease to renew and extend the Lease Term for two (2) separate and successive periods of five (5) years each, subject to the terms, conditions and limitations set forth in the Lease.

2.             Right to Use Project Common Areas. As used herein, “Project Common Areas,” shall mean and include (a) all driveways and roadways located in the Project from time to time, (b) the parking area located on the portion of the Project known as Commercial Lot “3”, until such time as Landlord notifies Tenant that Landlord will commence development work in that area for retail, office or another use within thirty (30) days thereafter, and (c) a total of six (6) parking spaces for each 1,000 square feet of Rentable Area in the initial Premises (which shall be subject to adjustment as hereinafter set forth), in the parking areas of the Project which serve the Building from time to time, which Tenant has the right to use at no cost to Tenant except as specified in Article 28 of the Lease, as follows: (i) except as otherwise expressly set forth in Article 28 of the Lease, a total of two and one-half (2.5) parking spaces for each 1,000 square feet of Rentable Area (as defined in the Lease) in the Premises shall be located in the underground parking area below Buildings 2 and 3 in the Project, of which ten (10) parking spaces shall be designated for exclusive use by Tenant upon and subject to the provisions and limitations of Article 28 of the Lease, and the remainder of such parking spaces in the underground parking area shall be unreserved; and (ii) the balance of said parking spaces shall be uncovered unreserved parking spaces in the parking areas of the Project which serve the Building from time to time, of which sixty (60) parking spaces shall be situated on the portion of the Project known as Commercial Lot “1” in the area adjacent to the Building as shown generally on Exhibit B attached hereto and made a part hereof (the “Adjacent Exterior Parking Area”) and designated for exclusive use by Tenant upon and subject to the provisions and limitations of Article 28 of the Lease. The total number of parking spaces which may be utilized by Tenant, and the number of such parking spaces located in the underground parking area under clause (i) above, shall each be subject to adjustment (based on the ratios stated above) upon a remeasurement of the Premises under Section 1.1.2 of the Lease and/or upon an expansion of the Premises under Section 1.4 of the Lease (but the number of spaces designated for exclusive use by Tenant in the underground parking area and/or Adjacent Exterior Parking Area shall continue as stated above and shall not be affected by any such adjustment). In addition, the total number of parking spaces which may be utilized by Tenant shall also be adjusted in the event the Premises is expanded under the Right of First Offer or Right of First Refusal (as such terms are defined in the Lease), but in such event the number of such parking spaces, including the number of such parking spaces located in the underground parking area under clause (i) above, shall only be adjusted if and to the extent expressly set forth in the First Offer Notice (as defined in the Lease) or the offer to lease space in the Building which is accepted by Tenant under the Right of First Refusal, as the case may be (but the number of spaces designated for exclusive use by Tenant in the underground parking area and/or Adjacent Exterior Parking Area shall continue as stated above and shall not be affected by any such adjustment), it being understood that the ratios set forth above shall not apply in the case of an expansion under the Right of First Offer or Right of First Refusal. Notwithstanding anything to the contrary set forth herein, the Project Common Areas shall not include any pool, plaza or courtyard at any time located in the Project. During the Lease Term (as the same may be extended as set forth in Paragraph 1 above), Tenant, its Affiliates (as defined in the Lease), sublessees, if any, and their respective  officers, employees, invitees and customers, shall have the right, in common with Landlord, the other tenants and occupants of the Building, and all others legally entitled thereto (except as to the Adjacent Exterior Parking Area and the ten (10) spaces in the underground parking area as aforesaid, both of which shall be designated for exclusive use by Tenant as set forth above), to use the Project Common Areas, subject to all conditions, requirements and restrictions set forth in the Lease, including, without limitation, the Rules and Regulations and Parking Rules and Regulations (as such terms are defined in the Lease) and all rights of Landlord as provided in Section 1.1.3 of the Lease, and further subject to all commercially reasonable conditions, requirements and restrictions set forth in the Operating Agreement (as defined in the Lease) from time to time, subject, however, to any applicable limitations on the Operating Agreement set forth in Section 1.1.4 of the Lease. In the event Landlord develops or reconfigures the Project in a manner which requires relocation of the Adjacent Exterior Parking Area, Landlord shall have the right to relocate the same to an appropriate new location at its sole cost, provided the new location is in close proximity to the Building.

3.             Successors.  The covenants, conditions and agreements set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, representatives and permitted successors and assigns.

4.             Incorporation of Lease.  All terms and conditions of the Lease are hereby incorporated herein by reference as if fully set forth herein. Capitalized terms not defined herein shall have the meanings set forth in the Lease.

5.             Conflicts with Lease.  This Memorandum is solely for notice and recording purposes and shall not be construed to alter modify, expand, diminish or supplement the provisions of the Lease.  In the event of any conflict between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall govern. Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

6.             Termination of Memorandum. This Memorandum shall automatically terminate and be released upon the expiration of the Lease Term or sooner termination of the Lease.  Notwithstanding the foregoing automatic termination and release provision, at any time following the expiration of the Lease Term or earlier termination of the Lease, Tenant shall execute within five (5) business days of Landlord’s request, an instrument, in recordable form and otherwise in form reasonably satisfactory to Landlord, giving record notice that the Lease has expired or been terminated, and confirming the termination and release of this Memorandum. Said instrument shall be recorded at Tenant’s sole cost and expense. The provisions of this Paragraph 6 shall survive the expiration of the Lease Term or sooner termination of the Lease.

This Memorandum is continued directly on the Signature Page.

IN WITNESS WHEREOF, this Memorandum has been duly executed by the parties hereto as of the day and year first above written.

LANDLORD:			TENANT:

NEW RUSSELL ONE LLC,			HMS BUSINESS SERVICES, INC.,
a Delaware limited liability company			a New York corporation

By:	NEW RUSSELL HOLDING LLC,
a Delaware limited liability company,
	its Member		By:

	By:	KRAUSZ MANAGEMENT ONE, LLC,	Its:
a Delaware limited liability company
		its Manager	By:

Its:
By:
F. Ron Krausz, its Member

NOTARY PAGE

STATE OF	)
) ss.
COUNTY OF	)

[FOR AN INDIVIDUAL—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.][FOR A CORPORATE SIGNATORY—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the (type of authority, e.g., officer, trustee, etc.) of (name of Tenant) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.]

Dated:

(Signature)

Title:

Notary Public in and for the State of

My appointment expires:	(Seal or stamp)

STATE OF	)
) ss.
COUNTY OF	)

[FOR AN INDIVIDUAL—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.][FOR A CORPORATE SIGNATORY—I certify that I know or have satisfactory evidence that (name of signatory) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the (type of authority, e.g., officer, trustee, etc.) of (name of Tenant) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.]

Dated:

(Signature)

Title:

Notary Public in and for the State of

My appointment expires:	(Seal or stamp)

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

That certain real property in the City of Las Vegas, County of Clark, State of Nevada, more particularly described as follows:

[TO BE ATTACHED]

OFFICE LEASE

THE GRAMERCY, LAS VEGAS, NEVADA

NEW RUSSELL ONE LLC,

a Delaware limited liability company, as Landlord,

and

HMS BUSINESS SERVICES, INC.,

a New York corporation, as Tenant.

i

INDEX

Page(s)

Abatement Event	25
Alterations	27
Base Rent	14
Base Taxes	21
Base Year	15
Brokers	50
Building	6
Building Common Areas	7
Building Hours	24
Common Areas	7
Contemplated Effective Date	35
CAM Pools	21
Designation Notice	28
Direct Expenses	15
Eligibility Period	25
Estimate	22
Estimate Statement	22
Estimated Excess	22
Excess	21
Expense Year	15
Force Majeure	49
Holidays	24
HVAC	24
Identification Requirements	51
Landlord	1
Landlord Parties	29
Landlord Repair Notice	31
Lease	1
Lease Commencement Date	11
Lease Expiration Date	11
Lease Term	11
Lease Year	11
Lines	51
Mail	49
Nine Month Period	35
Notices	49
Operating Expenses	15
Original Improvements	30
Premises	5
Project	6
Renovations	51
Security Deposit	41
Statement	21
Subject Space	34
Summary	1
Tax Expenses	20
Tenant	1
Tenant Work Letter	5
Tenant’s Share	21
Transfer Notice	34
Transferee	34

ii